UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 10-KSB
☐	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended _______________
☒	REPORT UNDER SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from June 30, 2005 to September 30, 2005 Commission file number 000-51256
POWER AIR CORPORATION _____________________________________________________________________________________________________ (Name of small business issuer in its charter)
Nevada _________________________________________________ (State or other jurisdiction of incorporation or organization)	98-0433974 _________________________________________________ (I.R.S. Employer Identification No.)
4777 Bennett Drive, Suite E, Livermore, California, U.S.A. _________________________________________________ (Address of principal executive offices)	94550 _________________________________________________ (Zip Code)

Issuer's telephone number: (925) 960-8777.

Securities registered under Section 12(b) of the Exchange Act: None.

Securities registered under Section 12(g) of the Exchange Act: Common stock, par value $0.001 per share.

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.       ☐

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.      Yes  ☒        No  ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.       ☐

Indicate by checkmark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).      Yes  ☐        No  ☒

State issuer's revenues for its most recent fiscal year: $Nil.

The aggregate market value of the voting common stock held by non-affiliates of the registrant was $18,962,247, based upon the average bid and asked price of such common stock on January 11, 2006, which was $0.95, and determined by subtracting from the total number of shares of common stock issued and outstanding on that date all shares held by the directors and executive officers of the registrant and by persons holding at least 10% of such number of shares of common stock as of that date.

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date. 42,985,261 shares of common stock as of January 11, 2006.

Transitional Small Business Disclosure Format (check one).      Yes  ☐        No  ☒

POWER AIR CORPORATION
Form 10-KSB

PART I	1

ITEM 1. DESCRIPTION OF BUSINESS.	1

Name and Incorporation	1
The Acquisition of Power Air Tech, Inc.	1
Description of Business	3
Description of our new and continuing business - FUEL CELL OPERATIONS	3
Zinc Air Fuel Cell Technology	3
Advantages of the Zinc Air Fuel Cell technology	4
Markets	4
Competition	5
Plan of Operation	6
Plan of Commercialization	7
Timelines	7
Investment going forward	7
Description of our previous and continuing business - MINERAL OPERATIONS	8
Employees	8
Subsidiaries	8
Off Balance Sheet Arrangements	8
Risk Factors	8

ITEM 2. DESCRIPTION OF PROPERTY.	13

Mineral claims owned	13
Lease of business premises	14

ITEM 3. LEGAL PROCEEDINGS.	14

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.	14

PART II	14

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.	14

Market Information	14
General	14
Common Stock	14
Preferred Stock	15
Dividend Policy	15
Warrants	15
Options	15
Convertible Securities	15
Market for Common Equity and Related Stockholder Matters	15
Rule 144 Shares	15
Registration Rights	16
Dividends	16
Recent Sales of Unregistered Securities	16

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.	17

Overview	17
Results Of Operations - Years Ended June 30, 2005 and 2004 and for the three months ended September 30, 2005	18
Plan of Operation	19
Liquidity and Financial Resources	20
Cash and Working Capital	20
In addition to the cash reserves and working capital disclosed above, the Company has, as of November 30, 2005, received an additional $161,850 pursuant to subscriptions receivable and an additional $708,846 pursuant to additional unit Private Placement proceeds.	20
Cash Flows From Financing Activities	20
Cash Flows From Investing Activities	21

ii

THERE WERE NO INVESTING ACTIVITIES DURING THE YEARS ENDED JUNE 30, 2005 AND 2004 AND THE THREE MONTHS ENDED SEPTEMBER 30, 2005.	21
Critical Accounting Policies and Estimates	21
OFF-BALANCE SHEET ARRANGEMENTS	23

ITEM 7. FINANCIAL STATEMENTS.	23

ITEM 8. CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.	23

ITEM 8A. CONTROLS AND PROCEDURES.	24

ITEM 8B. OTHER INFORMATION. NONE.	25

PART III	25

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.	25

Directors and Executive Officers, Promoters and Control Persons	25
Term of Office	27
Significant Employees	27
Audit Committee	27
Code of Ethics	27
Compliance with Section 16(a) of the Exchange Act	27

ITEM 10. EXECUTIVE COMPENSATION	27

Summary Compensation Table	27
Option/SAR Grants table	28
Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values	28
Report on Repricing of Options/SARs	28
Long Term Incentive Plan Awards	28
Compensation of directors	28
Employment Contracts and Termination of Employment and Change-In-Control Arrangements	29

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.	29

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.	30

Where you can find more information	31

ITEM 13. EXHIBITS.	31

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.	32

Audit Fees	32
Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors	32

FINANCIAL STATEMENTS FILED AS PART OF THIS REPORT ON FORM 10-KSB	F-1

SIGNATURES and CERTIFICATIONS

__________

PART I

Item 1.        Description of Business.

This transition report (the "Report") contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States dollars (US $) and are prepared in accordance with accounting principles generally accepted in the United States of America.

In this Report, unless otherwise specified, all dollar amounts are expressed in United States dollars, and all references to "common shares" refer to the common shares in our capital stock.

As used in this Report, the terms "Power Air Corporation", "the Company", "our company", "PAC", "we", "us" and "our" mean Power Air Corporation and its subsidiaries, taken as a whole.

Name and Incorporation

Our company was formed under the laws of the State of Nevada on August 26, 2004 under the name 'Fortune Partners, Inc.'. By an amendment to our Articles of Incorporation we changed our name to Power Air Corporation effective on December 22, 2005.

Our principal business offices are located at 4777 Bennett Drive, Suite E, Livermore, California, U.S.A, 94550, our telephone number is (925) 960-8777 and our facsimile number is (925) 960-9197.

We own 100% of the issued and outstanding share capital of Power Air Tech, Inc., which was formed under the laws of the State of Delaware in October of 1997, together with 100% of the issued and outstanding shares of Power Air (Canada) Corp. ("Power Air Canada"), which was formed under the laws of the Province of British Columbia, Canada, on December 12, 2005.

The Acquisition of Power Air Tech, Inc.

Effective on September 30, 2005 (the "Closing") the Company completed its previously announced (by way of Current Report on Form 8-K dated August 22, 2005) Agreement In Principle and resulting Share Exchange Agreement and related transactions (collectively, the "Share Exchange Agreement"), as entered into among the Company and each of Power Air Dynamics Limited (therein the "Vendor"), Power Air Tech, Inc. (therein "Power Air"), HDH Group, LLC (therein "HDH Group") and Mr. H. Dean Haley, pursuant to which the Company acquired from the Vendor all of the issued and outstanding shares of Power Air and, in addition, settled all claims and substantially all of the indebtedness within Power Air then owing to each of the HDH Group, Mr. Haley and various creditors of Power Air, in consideration of, among other things, the issuance by the Company of an aggregate of 22,617,275 restricted common shares (each a "Share") of the Company in the following manner:

(a)     the issuance of 14,693,423 of the Shares to the Vendor;

(b)     the issuance of 7,381,577 of the Shares to the HDH Group (a company owned and controlled by Mr. Haley, now our Executive Chairman and Chief Operating Officer), at an estimated fair value of $0.5525 per Share, in the following manner:

(i)     4,545,456 of the Shares in connection with Mr. Haley's ongoing commitment to build out a successful public company and to serve as the Executive Chairman of the Company after the Closing of the Share Exchange Agreement. As there is no contract in place for the Chief Operating Officer, and there is no escrow provisions in place to restrict his ability to own such restricted Shares, the Company charged $2,511,364 to operations as at September 30, 2005; and

(ii)     2,836,121 of the Shares (after a 15% discount to the established fair market price of $0.65) in connection with Mr. Haley agreeing to accept such Shares in complete satisfaction of all previous disputes, debts and/or services provided to Power Air. A total of $1,567,961 was charged to operations of prior periods. See Note 8 for the accounting treatment as a restatement to prior periods; and

(c)     the issuance of the balance of 542,275 of the Shares, at an estimated fair value of $0.5525 per Share, to a substantial majority of the previous creditors of Power Air (each a "Creditor") in consideration of such Creditors agreeing to accept the Shares in complete satisfaction of all previous debts and/or services provided by such Creditors to Power Air.

As a consequence of the Closing of the Share Exchange Agreement the Company also entered into employment contracts with two officers of the Company. In total the annual commitment is $220,000 with a 90-day termination clause in each such instance. The Company also entered into a services contract with Stephen Williams, our President and Chief Executive Officer, having an annual commitment of $150,000 which is guaranteed for one year expiring September 30, 2006. In addition, pursuant to these three contracts a total of 1,100,000 in stock options is committed to be granted to these three officers at an exercise price of $0.65 per share exercisable for two years from the date of grant. These options have not been granted.

The Company also paid finder's fees of $205,919 associated with common stock subscriptions completed under the Company's Private Placement, which was completed with the Share Exchange Agreement, of which $135,035 was recorded as an accrued liability at September 30, 2005.

This Closing of the Share Exchange Agreement represented a change in control of our company. The change in control, for accounting purposes, constitutes a re-capitalization of our company and, therefore, the transaction has been accounted for as a reverse merger whereby the legal acquirer, Power Air Corporation, has become the acquired entity and the legal subsidiary, Power Air, has become the continuing operations and acquiring company.

The following is a list of Creditors to which Shares were issued at Closing:

Name of Creditor	Amount previously owed by Power Air	Number of Shares issued
Robert E. Johnson	$97,923	177,253
Barbara J. Walsh	$94,094	170,306
Paul Dickinson	$2,923	5,290
James Kashmitter	$24,163	43,734
Plastic Service Center	$30,495	55,194
Asean Capital Pty Limited	$50,000	90,498

In conjunction with and as a consequence of the Closing of the Share Exchange Agreement the following material corporate transactions have also now occurred:

(a)     an aggregate of 1,550,000 issued and outstanding common shares of the Company owned by the Company's co-founders, Paul D. Brock and Donald M. Prest, have been returned to treasury for cancellation effective at Closing;

(b)     an aggregate of 3,167,986 units of the Company (each a "Unit") have been issued by way of an unregistered private placement (the "Private Placement") to third party accredited investors (as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the "Securities Act")), at a subscription price of $0.65 per Unit for total gross proceeds of $2,059,191, with each such Unit being comprised of one common share and one non-transferable share purchase warrant of the Company (each a "Warrant"), and with each such Warrant being exercisable for one additional common share of the Company for a period of two years from the date of issuance thereof at an exercise price of $1.00 per common share;

(c)     effective at Closing or at October 3, 2005, the following changes occurred to the resulting directors and executive officers of the Company:

Director/officer	Position with the Company
H. Dean Haley	Executive Chairman, Chief Operating Officer and a director
Stephen Williams	President, Chief Executive Officer and a director
Stephen Harrison	a director
William J. Potter	a director
Paul D. Brock	a director
Donald Ceci	Vice-President Sales and Marketing
Remy Kozak	Vice-President Corporate Development
Donald M. Prest	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer; and

(d)     effective at October 1, 2005 or at October 3, 2005 the Company and Power Air entered into employment agreements with each of Messrs. Stephen Williams, Don Ceci and Remy Kozak (collectively, the "Employment Agreements").

The Company paid finder's fees of $205,919 associated with the completion of the Private Placement of which $135,035 was recorded as an accrued liability at September 30, 2005.

The Share Exchange Agreement Shares and the Private Placement Units were issued by the Company in reliance on Rule 506 and in offshore transactions in reliance on Regulation S promulgated under the Securities Act. The securities represented by the Company's Closing of its Share Exchange Agreement and the completion of its Private Placement have not been registered under the Securities Act or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States.

Other than as disclosed in this Report, there are no undisclosed relationships as between the Company, Power Air, any of their respective affiliates or any other parties other than in respect of the Share Exchange Agreement and the Employment Agreements referred to therein.

Description of Business

As a consequence of our Company's acquisition of Power Air the Company's main focus will now be as a development stage company engaged in the business of developing, manufacturing and marketing fuel cell based commercial products. At the same time the Company is contemplating the further exploration of its existing mineral claims.

Description of our new and continuing business - FUEL CELL OPERATIONS

On September 30, 2005 our Company acquired all of the issued and outstanding shares of Power Air.

Power Air is a body corporate subsisting under and registered pursuant to the laws of the State of Delaware and was incorporated in October of 1997. It is engaged in the business of developing, manufacturing and marketing fuel cell based commercial products. Power Air has the exclusive worldwide license to zinc-air fuel cell ("ZAFC") technology that has been developed at the Lawrence Livermore National Laboratory ("LLNL"), in Livermore, California, for all fields of use (all stationary, portable and mobile applications) and commercialization.

Zinc Air Fuel Cell Technology

Power Air's fuel cell technology is a metal oxide fuel cell using simple physical chemistry. The ZAFC uses a combination of oxygen and zinc pellets in a liquid alkaline mixture to generate electricity. Residual zinc oxide created during this process can be recycled back into reusable zinc (via electrolysis) so that it can again be fed into the ZAFC stack. Where desired, the "recycling" functionality can be combined with a ZAFC creating a zinc-air battery ("ZAB"). Alternatively, for applications where minimal downtime is desired, a standalone ZAFC can be refuelled simply by removing the spent zinc oxide and adding more zinc pellets.

The zinc-air fuel cell is constructed in a modular form of unit cells. The cells are joined together in a fuel cell module that is connected to a storage tank (reservoir) containing electrolyte and discharge products. Each cell contains a lightweight plastic frame, a current collector/mesh, and a paper-thin air electrode. The plastic frame extends upwards to create a hopper which can hold additional zinc pellet that are fed into the cell as the Zinc is used up in the cell.

The zinc/air fuel cell combines atmospheric oxygen and pellets of zinc metal in a liquid alkaline electrolyte to generate electricity with by-products of zinc oxide and potassium zincates. In operation, the fuel cell consumes all of the zinc and refuelling is performed easily (in minutes or seconds, depending on application) by replacing spent electrolyte with fresh safe electrolyte combined with compact, cheap zinc pellets.

Initial prototypes were based on combining cell stacks with an electrolyte storage tank to form a six-cell or 12-cell basic unit. Stacks of six or 12 full-size cells can be linked together (scaled) to provide the desired power and energy capacity for a particular application. The lightweight cells provide the power, and a storage tank holding the reserve of heavy electrolyte determines (along with the zinc) the total energy capacity of the fuel cell.

Advantages of the Zinc Air Fuel Cell technology

The principal advantages a ZAFC has over other fuel cell and battery technologies include its high specific energy and longer run time, its low cost of fabrication and operation, and its simple siting and refueling characteristics. High specific energy means that the ZAFC has a longer run time and higher power relative to its weight than most other fuel cell and battery technologies. When compared to lead-acid batteries, ZABs and ZAFCs are capable of up to eight times as much energy per unit mass and are non-combustible and long life. ZAFC's low cost of fabrication is due to a low operating temperature (which allows lower cost and easily molded plastics to be used in the casing) and the avoidance of costly membrane metals such as platinum. In addition, the abundance of both zinc and electrolyte (and the possibility of recycling the Zinc Oxide through a simple process), help to reduce the cost of fuel. Finally, a patented feeder design allow ZAFCs to operate at constant power and voltage without a risk of clogging.

Markets

Polymer electrolyte membrane ("PEM") fuel cell based prototypes have been tested in a variety of applications, and it is generally accepted that the markets will evolve as follows, due to the limitations of the conventional PEM fuel cell:

1.     First to Market - Occasional use products, such as generator and battery substitutes for industrial, residential, and personal back-up power solutions, with low operating lifetime requirements. Examples:

  Portable generators

  Emergency and portable power packs

  Uninterruptible Power Supply ("UPS") back-up (PC's, Servers, Data Centres)

  Telecom, Utility and Cable TV back-up

  Residential back-up for Power Outages

  Apartment back-up for Power Outages

  Commercial Building back-up

2.     Next to Market - Intermittent use products, such as longer running generators and light mobility vehicles, requiring longer operating lifetimes (ie: 10,000 hours and over) and on-board fuel storage and re-fueling logistics. Examples:

  Alternate Power Units ("APU's") that provide non-drive train power for trucks, boats, RV's, and Military vehicle.

  Seasonal (ie: cabins, cottages) and special events power supply units.

  Light mobility fleet units such as forklifts, golf carts, scooters, airport ground support vehicles, military vehicles, small hybrid vehicles.

3.     Last to Market - Continuous use products requiring operating lifetimes to 40,000 hours and fuel infrastructure support in place. Examples:

  Co-Generation - residential or commercial heating and electricity supply using the existing natural gas (or other) infrastructure and reformers.

  Grid replacement products.

  Grid peaker products.

  Automobiles

  Buses

While Power Air has some inherent advantages over PEM fuel cells, the key factor in chronologically ordering these markets (i.e. operating life) is a challenge faced by ZAFC units as well.

Competition

Power Air's competitors in the fuel cell industry include Fuel Cell Energy, Inc., Arotech Corporation, Avista Laboratories, Inc., Hydrogenics and Plug Power Inc. In addition, Power Air will be attempting to displace incumbent technology such as lead-acid batteries and internal combustion engines in many of the markets it enters. Fuel cells have been presented as the technology base for power solutions, without the limitations of batteries and engines, however conventional PEM fuel cells are costly to produce and operate, and the fuel (hydrogen) is difficult to distribute and store. These limitations have made commercialization of products powered by conventional PEM fuel cells difficult if not impossible at present:

Conventional PEM Characteristic	Disadvantage/Limitation

  Low temperature requires expensive catalysts such as platinum and membranes.

  Containment of hydrogen gas in fuel cell requires customized manufacturing.

  High sensitivity to fuel impurities requires high grade hydrogen (ie: 99.995% purity).

  High pressure hydrogen fuel storage presents shipping, siting and storage issues.

  Hydrogen fuel is mainly fossil fuel based.

  Indoor installation of the fuel cell is possible, however high pressure storage of the fuel means costly renovations to the installation site.

  Low pressure hydrogen fuel storage via metal hydrides allows indoor use.

  Hydrogen fuel burns with no colour (ie: invisible flame); it is flammable and explosive.

  Reliability & durability have yet to be determined/proven; failure rates high.

  Drying out of the membrane requires start-up/exercising.

  Water is a by-product, which requires management/disposal.

  Operating and shelf life time hours are still minimal.

  PEM fuel cells dramatically de-rate at high temperatures & altitudes.

  Too expensive to manufacture to compete with batteries and engines.

  Expensive sealing equipment and processes add to expense of manufacturing.

  High grade hydrogen expensive to supply; difficult to achieve with reformers.

  High cost fuel solution prevents competitive offering compared to batteries/engines.

  Contributes to Greenhouse Gas Emissions.

  Contributes to the difficulty and inability to compete economically with batteries for applications requiring indoor power.

  Metal hydride technology is costly & immature with refill logistics issues.

  Presents logistics issues to fire marshals, risk managers, and insurance companies.

  Difficult to compare with incumbent batteries/engines; known failure rates.

  On-going maintenance means increased operating costs.

  Water management has to be built into the product design.

  Difficult to compete with incumbents.

  Not yet ready for many commercial applications requiring longer life.

  Cooling of PEM fuel cell based products adds expense.

  Currently, batteries and engines provide reasonable power solutions in a broad number of markets and applications, however both technologies have limitations:

Batteries	Engines
Strengths:	Strengths:
Accepted solution Reliable, quality power Instant power w/o start-up Emissions free Quiet Indoor use Reasonable capital cost	Accepted Solution Accepted fuels & distribution Long run time (ie: re-fueling) Reasonable footprint Low capital cost
Limitations:	Limitations:
Heavy, large volume Re-charge vs. re-fuel High Operating Costs (maintenance req'd) High/low temperatures de-rating Variable lifetime Toxic, hazardous waste Gradual power loss	Heavy Noisy Polluting Outdoor use only Limited ability to site Unreliable power source Exercising requirements

  Plan of Operation

  Fuel cell research and development operations have been underway within Power Air for some time. In 2001 Power Air completed its formal working procedures with LLNL for the research and development and design of advanced prototypes through a series of Cooperative Research and Development Agreements. While working with the LLNL, Power Air completed the first two phases of its design and development plans. Since acquiring Power Air in September of 2005, the Company has been setting up facilities outside of LLNL (offices in Vancouver, Canada and Livermore, California), hiring a senior management team, and refining its short term go-to-market strategy (Phase 3).

Phase 1:	Establish the design, development, and commercialization program and structures with the United States Department of Energy - LLNL.
Phase 2:	Engineer, demonstrate and test a 6-cell (300 watt) and 12-cell (600 watt) zinc/air fuel cell to use as platform base for production prototypes for various power applications.
Phase 3:

  Develop 1.5 KW to 5 KW production prototypes for emergency portable and stationary generators. Partner with Original Equipment Manufacturers ("OEM") to bring commercial products based on Power Air fuel cells to market. Investigate extending applications to telecoms etc. via additional OEMs.

Phase 4:	Develop 0.25 KW to 4 KW production prototypes for power sources and packs for Alternative Power Units in trucks, RV's, etc, and small light vehicles for off/on-road applications.
Phase 5:	Develop 4 KW to 10 KW production prototypes for power sources and packs for mobile and stationary gen-sets, small buses, and small light vehicles for off/on-road applications.
Phase 6:	Develop 30 KW to 200 KW production prototypes for commercial power sources for stationary UPS and for local and large highway buses and van sized fleet delivery vehicles.
Phase 7:	Development production prototypes for large-scale (1 to 5 MW) stationary applications.
Phase 8:

  Develop 3 kg/day and 80 kg/day Zinc Regeneration/Refueling System and Sub-license and integrate the electromagnetic mechanical battery (EMB) flywheel power system as an integrated power peaking and UPS component for all stationary and mobile applications requiring a flywheel power system.

  Plan of Commercialization

  The Company will focus resources on First to Market applications offering its exclusive technology to OEM's serving those markets. ZAFC hopper and cell size and configuration can be customized to meet OEM end-user product requirements. The Company will support the OEM systems integration/ product development/codes & standards/testing/siting activities and participate with OEMs in end-user field trials.

  The Company will establish fuel cell manufacturing/assembly capability and support the OEM's in the Distribution and Service of the end-user products. Partnering with OEM's will reduce the time required to commercialize Power Air's technology as it will:

    Leverage the OEM's market intelligence, specifications requirements, systems integration, and product development expertise.

    Leverage the OEM's customer base for field trial activities and feedback.

    Leverage the OEM's product design, certification, and regulatory approval expertise.

    Leverage the OEM's marketing, sales, distribution, installation, and service capabilities.

  By partnering with OEM's, the Company will avoid duplicating costly, already existing OEM manufacturing, distribution, service and support infrastructures, and will focus on cost reduction and improvement of it's core technology offering.

  The Company also intends to partner with a Fuel Solution Business Partner, collaborating with this partner to implement the fuel supply, distribution, siting, re-fueling logistics, and re-cycling business model.

  Timelines

  The basic research and development, including proof of concept, on the zinc air fuel cell technology is complete. Several 6-volt 300-Watt prototypes have been built and tested successfully. While zinc-air technology has a wide range of applications, Power Air will focus its attention on replacing battery and genset products in the emergency power and back-up power markets in the near term.

  Further commercialization will depend on how quickly the markets evolve and (in some of the larger scale projects) on the scalability of the ZAFC technology itself.

  Development of the Phase 3 product will occur in three (3) sub-phases. Whether the time frames on these phases are additive or some can be completed in parallel depends on the level of difficulty encountered in working with suppliers, bringing aboard staff, achieving targeted performance, etc.

  Phase A (1-3 Months) - underway: Building of multiple 6 Cell / 300W rated / 500W peak and singles cell prototypes with original or new suppliers of pumps, air electrodes, current capture mesh, cell stacks, etc.  Extensive testing with third party for cold start, altitude, on/off, operating life and interim shelf-life. This will allow for completion of the Product Spec sheet with which OEM's will be approached.

  Phase B (3-6 Months): Redesign of prototype for 6 or 12 Cell Multi-stack system / 1.5kW to 2.4kW rated / 2.5kW to 4.0kW peak. Documentation of fabrication process and identification of top 2-3 suppliers for each component and cost reduction factors. The unit should be refuelable while in operation with low risk of splash/drip of caustic fluids and no-risk of shorting through zinc supply; Units will be needed for extensive testing - both internally and via third parties to satisfy OEMs; additional units will be needed for demo and OEM siting/integration purposes.

  Phase C (6-12 Months): Subsequent redesigns of the prototype to improve "fit" with OEM (i.e. additional functionality or interfaces), to improve reliability, and to reduce cost of fabrication; Negotiation with suppliers for parts evolution and volume pricing; These units will be sited at OEM "Customer" locations for field trials in addition to undergoing rigorous testing both internally and at applicable standards/safety organizations; There may be several "sub" iterations within Phase C; Ultimately this will lead to the first certified/commercial release;

  Investment going forward

  The ZAFC was created by LLNL, using internal support and additional support from the International Lead Zinc Research Organization and the U.S. Department of Energy ("DOE"). To date, over $8.0 million has been invested in the technology. From 1992 to 1997 LLNL and the DOE spent over $1.0 million on the original research concept and development of the

  ZAFC. More recently PAC's now largest shareholders invested a further $5.0 million to bring the ZAFC to the prototype level.

  Description of our previous and continuing business - MINERAL OPERATIONS

  Prior to the completion of the Share Exchange Agreement and since incorporation we were an exploration stage company engaged in the acquisition and exploration of mineral properties. Our management began to evaluate the area of Stewart, British Columbia, Canada, currently encompassing our mineral claims, in September of 2004 as the result of an increase in gold and silver prices. Shortly thereafter we incorporated our company and in October of 2004 we purchased our mineral claims for the cash payment of $10,000. Our mineral claims are registered in the name of one of our directors, Paul D. Brock. By Declaration of Trust dated November 29, 2004, Mr. Brock declared that he holds a 100% undivided and legal, beneficial and registered in and to the mineral claims for us and that he will deliver registered title to our mineral claims to us upon our demand. As a consequence Mr. Brock did not pay for the mineral claims and his interest in the claims is fiduciary in nature as he holds the claims in trust for us.

  The mineral claims are located near Stewart, B.C., in the Skeena Mining Division. The total area of the four mineral claims is approximately 1800 hectares, with each of the four claims consisting of approximately 450 hectares. Each claim is further subdivided into 18 units, consisting of approximately 25 hectares each, for a total number of 72 units consisting of 1800 hectares. The mineral claims are in good standing with the Province of British Columbia through to July of 2006. Aside from the purchase agreement transferring ownership of the claims to Paul D. Brock, and the Declaration of Trust between Mr. Brock and our company, there are no other material agreements entered into regarding the company and the mineral claims.

  There is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

  Management of the Company is contemplating the merits of completing a phase II recommended work program on its mineral claims.

  Employees

  Effective at Closing of the Share Exchange Agreement or at October 3, 2005 the Company and Power Air entered into Employment Agreements with each of Messrs. Stephen Williams (in his capacity as President and Chief Executive Officer of our Company), Don Ceci (in his capacity as Vice President Sales and Marketing of our Company) and Remy Kozak (in his capacity as Vice President Corporate Development of our Company); the details of which Employment Agreements being provided for elsewhere in this Report. Prior to the Closing we did not have any employees other than our then officers, Paul D. Brock and Donald M. Prest, who each spent 10% of their time, or five hours per week, working for the Company.

  Subsidiaries

  Other than Power Air and Power Air Canada, we do not have any other subsidiaries.

  Off Balance Sheet Arrangements

  There are no transactions involving the Company and other parties which have not been reflected in the Company's balance sheets.

  Risk Factors

  An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this Report in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

  Risks relating to the Company's operations

  Our auditors have expressed substantial doubt about our ability to continue as a going concern.

  The Company's audited financial statements for the period from inception to September 30, 2005 have been prepared assuming that we will continue as a going concern. We were incorporated on August 26, 2004, and we do not have a history of earnings and, as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Those financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  If we do not obtain additional financing our business plan will fail.

  Notwithstanding the recent completion by the Company of its Private Placement, we will need to obtain additional financing in order to complete our business plan. As of September 30, 2005, we had cash on hand and in trust of approximately $1,041,000. Our business plan calls for significant expenses in connection with the development of our ZAFC business.

  Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and achieve production levels will be greatly limited. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

  Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

  We have not earned any revenues and we have not achieved profitability as of the date of this Report. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the further commercialization of our ZAFC technology. These potential problems include, but are not limited to, unanticipated problems relating to costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment.

  Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

  We have never earned revenues and we have never been profitable. Prior to completing the commercialization of our ZAFC technology, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from the commercialization of our technology, we will fail and you will lose your entire investment.

  We rely on key members of management, the loss of whose services would have a material adverse effect on our success and development.

  Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and success. The loss of the service of members of the management could have a material adverse effect on us.

  Our directors may experience conflicts of interest which may detrimentally affect our profitability.

  Certain directors and officers may be engaged in, or may in the future be engaged in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers may become subject to conflicts of interest.

  Need for infrastructure and funding.

  We are currently at a stage where we require external capital to carryout full scale commercialization. We may need to raise additional funds to reach revenue generation stage. We may not be able to obtain financing on acceptable terms when we need it. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions or compete effectively.

  No strategic agreements in place.

  We currently have no commercialization or strategic partnership agreements in place to assist in the development and funding of additional prototypes. These agreements need to be completed as soon as reasonably possible. Our growth will depend, in large part, on these such partnerships. If we are unable to develop and maintain these relationships, our ability to penetrate and compete successfully in the fuel cell market would be materially adversely affected.

  Marketplace.

  The marketplace that we are trying to service is becoming more competitive with offerings from many companies. Many large competitors may also eventually dominate the marketplace with access to significantly more financing than our Company.

  Because we are currently a development stage company, we have no products available for sale or use and may lack the financial resources needed to bring products to market.

  The Company is in the development stage and currently has no products approved for sale or use. The Company will not be able to sell significant quantities of its products until such time, if ever, as it receives regulatory approval to commercially market such products, and thus the Company's long-term viability growth and profitability will depend upon successful testing, approval and commercialization of its technology resulting from its research and development activities. Adverse or inconclusive results in trials of these products could significantly delay or ultimately preclude any regulatory approvals, and even if obtained there can be no assurance that any product approval would lead to the successful commercialization of the product approved.

  Because we have a limited operating history on which an evaluation of our prospects can be made, we may not be able to effectively manage the demands required of a new business in our industry.

  The Company has a limited operating history upon which an evaluation of its prospects can be made. There can be no assurance that the Company will effectively execute its business plan or manage any growth of its business, or that the Company's future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for the Company's products, the level of product and price competition, the Company's success in setting up and expanding distribution channels and whether the Company can control costs. Many of these factors are beyond the control of the Company. In addition, the Company's future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in its industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation.

  Because we have a history of losses and anticipate continued losses through our development stage, we may lack the financial stability required to continue operations.

  Since inception the Company has suffered recurring losses. The Company has funded its operations through the issuance of common stock in order to meet its strategic objectives. The Company anticipates that losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to support its operations. The Company's ability to generate revenue primarily depends on its success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There can be no assurance that any such events will occur, that the Company will attain revenues from commercialization of its products or that the Company will ever achieve profitable operations.

  Because the life cycle of products are difficult to predict, even if we were to introduce a product to the market we may not be able to gain market acceptance of the product.

  The life cycle of the products that the Company plans to develop is difficult to predict. Failure to gain timely market acceptance of its products would have a material adverse effect on the Company's ability to generate revenue, and would have a material adverse effect on the Company's business, financial condition and results of operations. To successfully gain market acceptance the Company must develop the ability to manufacture its products in quantities in compliance with regulatory requirements and at an acceptable cost. The Company has no long-term experience in manufacturing products and could experience difficulties in development or manufacturing that may have a material adverse effect on the Company's ability to market its product. Moreover, there can be no assurance that the Company will be successful in scaling up manufacturing operations sufficient to produce its products in sufficient volume to generate market acceptance.

  Because we are significantly smaller than the majority of our national competitors we may lack the financial resources needed to capture market share.

  The market in which the Company intends to operate is dominated by several large firms with established products, and the Company's success is dependant upon acceptance of its products by the community as reliable, safe and cost-effective. It may be difficult or impossible for the Company to achieve such acceptance of its products in view of these market conditions. In addition, the Company's competitors are more financially stable than the Company and have significant resources for research and development available to them. Thus it is likely that they will be quicker to market than the Company, with products that will compete with its products, should it be successfully approved and commercialized. Moreover, even if the Company successfully brings its products to market ahead of its projected competitors, established competitors could quickly bring products to market that would compete. In addition, the market is subject to constant introduction of new products and designs. Market acceptance of the Company's products may be influenced by new products or technologies that come to market, which could render the Company's products obsolete or prohibitively expensive.

  Because we have not earned any revenues from operations, all our capital requirements have been met through financing and it is not certain we will be able to continue to find financing to meet our operating requirements.

  The Company's capital requirements have been and will continue to be significant. The Company will be dependant on future financing to fund its research and development as well as other working capital requirements. The Company estimates that its current working capital will support its activities for no more than 12 months. After that time the Company will need additional financing. The Company is currently anticipating further subscriptions for its common stock, but there can be no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital for the Company to meet its current and expected working capital needs. It is not anticipated that any of the officers, directors or current shareholders of the Company will provide any significant portion of the Company's future financing requirements. Furthermore, in the event that the Company's plans change, its assumptions change or prove inaccurate, or its capital resources prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or possibly cease its operations. In addition, any future equity financing may involve substantial dilution to the Company's existing shareholders.

  Because we are in the development stage and have not yet produced a marketable product, we may lack the ability to recruit suitable candidates for employment, or to attract them to the company should they be identified.

  Because the Company is in the development stage and has not yet produced a marketable product, it will be reliant upon its ability to attract skilled members of its industry. There can be no assurance that the Company will be able to identify suitable candidates for employment, or to attract them to the Company should they be identified. In addition, the Company will be heavily dependent upon creative design and engineering skills of individuals with whom it has little familiarity, and who may not perform as expected.

  Because we may not be able to obtain patents for the devices we are currently researching, we may not be able to protect our intellectual property rights.

  The Company's success will depend in part on whether the Company can obtain patent protection for its products and processes, preserve trade secrets and proprietary technology and operate without infringing upon patent or other proprietary rights of third parties. The Company has patent applications pending in the United States and in several foreign markets, and is in the process of filing additional patent applications, but there can be no assurance that any of these patents will be issued or that patents will not be challenged. Established companies in the Company's industry generally are aggressive in attempts to block new entrants to their markets, and the Company's products, if successfully developed, may interfere with the intellectual property rights of these companies. The Company's success will depend on its products not infringing patents that the Company expects would be vigorously prosecuted. Furthermore, the validity and breadth of claims in the Company's technology patents involve complex legal and factual questions and, therefore, are highly uncertain. Even if the Company successfully patents its technology there can be no assurance that it would be able to successfully assert its patents against competing products. In addition, infringement claims against the Company could be sufficiently expensive to have a material adverse effect on the Company's results or ability to continue marketing its products.

  Because product liability is inherent in the Company's industry and insurance is expensive and difficult to obtain, the Company may be exposed to large lawsuits.

  The Company's business exposes it to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of its proposed products. While the Company will take precautions it deems to be appropriate to avoid product liability suits against it, there can be no assurance that it will be able to avoid significant product liability exposure. Product liability insurance for the Company's industry is generally expensive, to the extent it is available at all. The Company has not yet sought to obtain product liability coverage. The Company intends to obtain such coverage when it is apparent that its products will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against the Company may exceed any insurance coverage secured by the Company and could have a material adverse effect on the Company's results or ability to continue marketing its products.

  Our acquisitions may not be successful.

  As part of our growth strategy we intend to acquire additional companies and assets. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive companies and assets. Even if we are successful in acquiring additional companies and assets, some of the companies and assets may not produce revenues at anticipated levels or within specified time periods. There can be no assurance that we will be able to successfully integrate acquired companies and assets, which could result in substantial costs and delays or other operational, technical or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

  Risks related to the securities market

  The price of our common shares may increase or decrease in response to a number of events and factors, including: trends in the fuel cell markets in which we operate; changes in the market price of the commodities we use in our products; current events affecting the economic situation in Canada; changes in financial estimates and recommendations by securities analysts; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of the our common shares. This volatility may adversely affect the prices of our common shares regardless of our operating performance.

  A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

  A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

  Because our stock is listed on the OTCBB and not a larger or more recognized exchange, investors may find it difficult to sell their shares or obtain accurate quotations for share prices.

  The Company's common stock is listed on the NASD Over-the-Counter Bulletin Board (the "OTCBB"). Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's common stock than would otherwise be the case were the Company's common stock listed on a more recognized stock exchange or quotation service. In addition, trading in the Company's common stock is currently subject to certain rules under the U.S. Securities

  Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-NASD equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in the Company's common stock, which could limit the liquidity of the common stock and the ability of the Company's stockholders to sell their stock in the secondary market.

  A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

  A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

  Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

  Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

  Item 2.        Description of Property.

  Mineral claims owned

  Our company owns four mineral claims located near Stewart, British Columbia. The mineral claims have the following legal description:
Name of Mining Claim	Tenure Number	Units	Expiry Date

Tetrahedrite 1	409103	18	July 9, 2006
Tetrahedrite 2	409104	18	July 9, 2006
Tetrahedrite 3	409105	18	July 9, 2006
Tetrahedrite 4	409106	18	July 9, 2006

  Our mineral property claims are the subject of a geological report prepared by E.R. Kruchkowski, B.Sc., P.Geo., dated August 10, 2005 (the "Report"). There is no relationship between Mr. Kruchkowski and us, our officers, our directors or our affiliates. As summarized in the Report, during July 2005, at a cost of $11,002, geochemical sampling was conducted on our mineral claims to test the various identified veins, locate potential new mineralization and prospect north of the known vein systems. Work has shown that silver bearing sulphides are hosted in a limy volcanic unit laying south of a feldspar porphyry. A total of 75 rock samples and 6 silt samples were collected during the program. Geochemical sampling gave values of 0.01 to 3.77 g/t Au, 2 to 13, 951 g/t Ag, 0.001 to 5.702 % Cu, 0.01 to 67.50 % Pb and 0.01 to 40.01 % Zn. In accordance with the Report a phase II program was recommended, based on results of the first phase, of trenching at an estimated cost of Cdn. $13,000. Management of the Company is presently considering the merits of completing the recommended phase II work program.

  We have filed the applicable work expenditures required by British Columbia mining regulations which extends the mineral claims to July of 2006. There are no known ore bodies on our mineral claims.

  Lease of business premises

  On October 17, 2005, the Company entered into an office and warehouse premises lease at 4777 Bennett Drive, Livermore, California. The term of the lease expires on October 31, 2008. The base monthly rent is $6,066 and the estimated monthly expenses are approximately $3,000 per month.

  Item 3.        Legal Proceedings.

  Other than as set forth below, we know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest. The outcome of open unresolved legal proceedings is presently indeterminable. Any settlement resulting from resolution of these contingencies will be accounted for in the period of settlement. We do not believe the potential outcome from these legal proceedings will significantly impact our financial position, operations or cash flows.

  Item 4.        Submission of Matters to a Vote of Security Holders.

  None.

  PART II

  Item 5.        Market for Common Equity and Related Stockholder Matters.

  Market Information

  Shares of our common stock are quoted on the OTCBB under the symbol 'PWAC'. The following table indicates the high and low bid prices of our common stock during the periods indicated:

Quarter Ended	High Bid	Low Bid
September 30, 2005	$0.95	$0.205
June 30, 2005	No trades	No trades

  The source of the high and low bid information is the OTCBB. The market quotations provided reflect the inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

  General

  Our authorized capital stock consists of 375,000,000 shares of common stock at a par value of $0.001 per share.

  Common Stock

  As of the date of this Report 42,985,2619 shares of common stock are issued and outstanding and held by approximately 120 shareholders of record.

  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

  Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

  Preferred Stock

  As of the date of this Report there is no preferred stock issued or authorized.

  Dividend Policy

  We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

  Warrants

  As of the date of this Report, and in connection with the completion of the Private Placement, there are now 3,167,986 Warrants outstanding in the Company to acquire an equivalent number of common shares of the Company at an exercise price of $1.00 per common share until September 30, 2007 (with respect to 2,077,454 of the Warrants) and November 30, 2007 (with respect to the balance of 1,090,532 of the Warrants), respectively. There are no other outstanding warrants to purchase our securities, however, we may issue warrants to purchase our securities in the future.

  Options

  As of the date of this Report there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, officers, employees and consultants.

  Convertible Securities

  As of the date of this Report we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

  Market for Common Equity and Related Stockholder Matters

  Market for our Common Stock

  Our common shares are currently traded on the OTCBB under the trading symbol 'PWAC'.

  Holders of Our Common Stock

  As of the date of this Report we have approximately 120 registered shareholders.

  Rule 144 Shares

  A total of up to approximately 17,200,000 shares of our common stock (inclusive of those held by our affiliates) are available for resale to the public after September 30, 2005 and a total of up to approximately a further 25,785,261 shares of our common stock issued under the Share Exchange Agreement and the Private Placement (inclusive of those now held by our affiliates) are available for resale to the public after September 30, 2006 and November 30, 2006 in accordance with the volume and trading limitations of Rule 144 of the Securities Act.

  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

      1% of the number of shares of the company's common stock then outstanding; which, in our case, will equal approximately 429,852 shares as of the date of this Report; or

      the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

  Under Rule 144(k) a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  As of the date of this Report persons who are our affiliates hold up to approximately 1,450,000 of the shares that will be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than ten percent of the aggregate amount of common shares then outstanding.

  Registration Rights

  We have not granted registration rights to the selling shareholders or to any other person.

  Dividends

  There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

      we would not be able to pay our debts as they become due in the usual course of business; or

      our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

  We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

  Recent Sales of Unregistered Securities

  We completed our Private Placement of 3,167,986 Units of the Company on the date of Closing and on November 30, 2005 to a total of 102 purchasers, at a subscription price of $0.65 per Unit, for total gross proceeds of $2,059,191, with each such Unit being comprised of one common share and one non-transferable share purchase Warrant of the Company, and with each such Warrant being exercisable for one additional common share of the Company for a period of two years from the date of issuance thereof at an exercise price of $1.00 per Warrant common share. We completed the offering to all but nine persons pursuant to Regulation S and Section 4(2) of the Securities Act. These persons purchasing Units pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of and were not citizens of the United States. Those nine individuals, who are residents of the United States, purchased Units pursuant to Rule 506 of Regulation D of the Securities Act and represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the share and Warrant certificates issued to these eight purchasers in accordance with Rule 144. As to the balance of the 94 purchasers, we did not engage in a distribution of this offering in the United States. Each such purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the share and Warrant certificates issued to each such purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

  The Share Exchange Agreement Shares were issued by the Company in reliance on Rule 506 and in offshore transactions in reliance on Regulation S promulgated under the Securities Act. The securities represented by the Company's Closing of its Share Exchange Agreement and the completion of its Private Placement have not been registered under the Securities Act or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States.

  We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share to officers and directors on September 9, 2004, for total proceeds of $1000. We completed this offering pursuant to Regulation S and Section 4(2) of the Securities Act. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

  We completed an offering of 4,250,000 shares of our common stock at a price of $0.02 per share to a total of 35 purchasers on September 30, 2004, for total proceeds of $85,000. Effective on December 31, 2004, 250,000 of these shares which had been issued by the company in consideration for the settlement of an aggregate of $5,000 in legal services were returned to treasury and cancelled; with such legal fees then being reinstated as a liability to the company. We completed the offering to all but two persons pursuant to Regulation S and Section 4(2) of the Securities Act. These persons purchasing common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of and were not citizens of the United States. Those two individuals, who are residents of the United States, purchased common shares pursuant to Rule 504 of Regulation D of the Securities Act and represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificates issued to these two purchasers in accordance with Rule 144. As to the balance of the 33 purchasers, we did not engage in a distribution of this offering in the United States. Each such purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each such purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

  Item 6.        Management's Discussion and Analysis or Plan of Operation.

  The following discussion of our financial condition, changes in financial condition and results of operations for the years ended June 30, 2005 and 2004 and for the three months ended September 30, 2005, should be read in conjunction with our most recent audited consolidated financial statements for the financial years ended June 30, 2005 and 2004 and for the three months ended September 30, 2005, all of which are included in this Report, and, in each case, the related notes to the financial statements. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Report.

  The Company elected to adopt the fiscal year end of September 30, 2005, being the fiscal year-end of Power Air Corporation, the publicly reporting company prior to the merger. Power Air is the legal subsidiary but is the accounting acquirer pursuant to reverse merger accounting guidelines. Power Air had a fiscal year-end of June 30 and these fiscal years are presented as the historical financial statements of the Company pursuant to reverse merger accounting guidelines.

  Overview

  As a consequence of our Company's acquisition of Power Air, the Company's main focus will now be as a development stage company engaged in the business of developing, manufacturing and marketing fuel cell based commercial products. On September 30, 2005, our Company acquired all of the issued and outstanding shares of Power Air. Power Air is a body corporate subsisting under and registered pursuant to the laws of the State of Delaware and was incorporated in October of 1997. It is engaged in the business of developing, manufacturing and marketing fuel cell based commercial products. Power Air has the exclusive worldwide license to ZAFC technology that has been developed at LLNL, in Livermore, California, for all fields of use (all stationary, portable and mobile applications) and commercialization.

  Power Air's fuel cell technology is a metal oxide fuel cell using simple physical chemistry. The ZAFC uses a combination of oxygen and zinc pellets in a liquid alkaline mixture to generate electricity. Residual zinc oxide created during this process can be recycled back into reusable zinc (via electrolysis) so that it can again be fed into the ZAFC stack. Where desired, the "recycling" functionality can be combined with a ZAFC creating a ZAB. Alternatively, for applications where minimal downtime is desired, a standalone ZAFC can be refuelled simply by removing the spent zinc oxide and adding more zinc pellets.

  The zinc-air fuel cell is constructed in a modular form of unit cells. The cells are joined together in a fuel cell module that is connected to a storage tank (reservoir) containing electrolyte and discharge products. Each cell contains a lightweight plastic frame, a current collector/mesh, and a paper-thin air electrode. The plastic frame extends upwards to create a hopper which can hold additional zinc pellet that are fed into the cell as the Zinc is used up in the cell.

  Results Of Operations - Years Ended June 30, 2005 and 2004 and for the three months ended September 30, 2005

  The following table sets forth our consolidated loss from operations during the fiscal years ended June 30, 2005 and 2004 and for the three months ended September 30, 2005. The loss from operations is consolidated for the three months ended September 30, 2005, but not consolidated for the fiscal years ended June 30, 2005 and 2004 as the figures are only those of Power Air.

  Loss From Operations
	Three Months Ended September 30, 2005 (audited) -------------------------	Year Ended June 30, 2005 (audited) ------------------	Year Ended June 30, 2004 (audited) ------------------

Revenue	$-	$-	$-

General and administrative	2,602,752	383,994	429,883
License fee	22,509	62,500	37,500
	-------------------------	------------------	------------------
Loss from operations	$(2,625,261)	$(446,494)	$(467,383)
	-------------------------	------------------	------------------

  Prior to the merger on September 30, 2005, the operations of the Company only focused on raising funds through a reverse merger with a public company, settling outstanding debt and maintaining its license with LLNL. The above net loss does not include any of the previous operations of our company, being that of mineral exploration. The Company is unlikely to pursue further exploration on these properties during fiscal 2006. The mineral properties may be sold or allowed to lapse.

  Net Loss

  The following table reflects our net loss for the years ended June 30, 2005 and 2004 and for the three months ended September 30, 2005, after taking into account the amounts recognized as other income or expenses.
	Three Months Ended September 30, 2005 (audited) -------------------------	Year Ended June 30, 2005 (audited) ------------------	Year Ended June 30, 2004 (audited) ------------------

Loss from operations	$(2,625,261)	$(446,494)	$(467,383)
Interest expense	-	40,890	34,962
	-------------------------	------------------	------------------
Net Income (Loss)	$(2,625,261)	$(487,384)	$(502,345)
	-------------------------	------------------	------------------

  The following discussion highlights some of the more significant items included in the foregoing tables.

    We recorded a net loss of $2,625,261 for the three months ended September 30, 2005. A total of $2,511,364 of this loss relates to the issuance of 4,545,456 common shares to our acting Chief Operating Officer on the date of the merger. These shares were recorded at their estimated fair market value of $2,511,364 and were recorded as a one-time charge to operations on September 30, 2005. A total of $22,509 relates to a quarterly accrual for annual license fees. The remaining expenses of $91,388 relate to professional fees and salary accruals.

    We recorded a net loss of $487,384 and $502,345 for the years ended June 30, 2005 and 2004, respectively. Included in net loss is the annual license fee expense of $62,500 and $37,500, respectively. In connection with the recapitalization, the Company issued 2,837,920 shares, with an aggregate value of $1,567,951, to settle disputed claims from our acting Chief Operating Officer and certain creditors. The Company concluded that the settlement of this liability is a type I subsequent event as defined by the American Institute of Certified Public Accounts Auditing Standards, AU Section 560, Subsequent Events. As a result, the Company recorded this settlement as consulting fees and contributed capital in the period such services were provided, resulting in a restatement of the accompanying financial statements for the years ended June 30, 2005 and 2004. A total of $373,767 and $428,803, respectively, was charged to general and administrative expense. The majority of these expenses related to the salary of the Chief Operating Officer and various other consultants. A total of $40,890 and $34,62, respectively, was charged to interest expense.

  Plan of Operation

  Fuel cell research and development operations have been underway within Power Air for some time. In 2001 Power Air completed its formal working procedures with LLNL for the research and development and design of advanced prototypes through a series of Cooperative Research and Development Agreements. While working with the LLNL, Power Air completed the first two phases of its design and development plans. Since acquiring Power Air in September of 2005, the Company has been setting up facilities outside of LLNL (offices in Vancouver, Canada and Livermore, California), hiring a senior management team, and refining its short term go-to-market strategy (Phase 3).

Phase 1:	Establish the design, development, and commercialization program and structures with the United States Department of Energy - LLNL.
Phase 2:	Engineer, demonstrate and test a 6-cell (300 watt) and 12-cell (600 watt) zinc/air fuel cell to use as platform base for production prototypes for various power applications.
Phase 3:

  Develop 1.5 KW to 5 KW production prototypes for emergency portable and stationary generators. Partner with OEMs to bring commercial products based on Power Air fuel cells to market. Investigate extending applications to telecoms etc. via additional OEMs.

Phase 4:	Develop 0.25 KW to 4 KW production prototypes for power sources and packs for Alternative Power Units in trucks, RV's, etc, and small light vehicles for off/on-road applications.
Phase 5:	Develop 4 KW to 10 KW production prototypes for power sources and packs for mobile and stationary gen-sets, small buses, and small light vehicles for off/on-road applications.
Phase 6:	Develop 30 KW to 200 KW production prototypes for commercial power sources for stationary UPS and for local and large highway buses and van sized fleet delivery vehicles.
Phase 7:	Development production prototypes for large-scale (1 to 5 MW) stationary applications.
Phase 8:

  Develop 3 kg/day and 80 kg/day Zinc Regeneration/Refueling System and Sub-license and integrate the electromagnetic mechanical battery (EMB) flywheel power system as an integrated power peaking and UPS component for all stationary and mobile applications requiring a flywheel power system.

  The Company will focus resources on First to Market applications offering its exclusive technology to OEM's serving those markets. ZAFC hopper and cell size and configuration can be customized to meet OEM end-user product requirements. The Company will support the OEM systems integration/ product development/codes & standards/testing/siting activities and participate with OEMs in end-user field trials.

  The Company will establish fuel cell manufacturing/assembly capability and support the OEM's in the Distribution and Service of the end-user products. Partnering with OEM's will reduce the time required to commercialize Power Air's technology as it will:

    Leverage the OEM's market intelligence, specifications requirements, systems integration, and product development expertise.

    Leverage the OEM's customer base for field trial activities and feedback.

    Leverage the OEM's product design, certification, and regulatory approval expertise.

    Leverage the OEM's marketing, sales, distribution, installation, and service capabilities.

  By partnering with OEM's, the Company will avoid duplicating costly, already existing OEM manufacturing, distribution, service and support infrastructures, and will focus on cost reduction and improvement of it's core technology offering.

  The Company also intends to partner with a Fuel Solution Business Partner, collaborating with this partner to implement the fuel supply, distribution, siting, re-fueling logistics, and re-cycling business model.

  As described below, we anticipate that we will require substantial additional financing. We cannot guarantee that we will be able to obtain such additional financing on commercially reasonable terms or at all. If we fail to obtain the necessary financing when needed, we may not be able to execute our go to market strategy.

  Liquidity and Financial Resources

  The Company, effective September 30, 2005, is a development stage company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises". As a development stage company, management devotes most of its activities in developing a market for the Company's products. The Company is presently in its developmental stage and currently has no sources of revenue to provide incoming cash flows to sustain future operations. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to enter into OEM joint venture agreements, to raise additional equity financing and generate revenue, cash flow and attain profitable operations. Management has plans to seek additional capital through equity offerings. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. The consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at September 30, 2005, the Company has a working capital surplus of $785,006 and accumulated losses of $6,730,679 since inception. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. We anticipate that we will require an additional $1,000,000 to complete our business plan for the next 12 months to provide working capital for our operating activities. We plan to raise significant additional equity financing in time to complete our go to market strategy.

  Cash and Working Capital

  The following table sets forth our cash and working capital as of June 30, 2005 and September 30, 2005, respectively:

	As of September 30, 2005	As of June 30, 2005
Cash reserves	$1,040,998	$480
Working capital (deficiency)	$785,006	$(4,104,418)

  In addition to the cash reserves and working capital disclosed above, the Company has, as of November 30, 2005, received an additional $161,850 pursuant to subscriptions receivable and an additional $708,846 pursuant to additional unit Private Placement proceeds.

  Cash Flows From Financing Activities

  As we have had no revenues since inception, we have financed our operations primarily by using existing capital reserves, entering into settlements with debtors, obtaining debt financing and through private placements of our stock.

  We completed our Private Placement of 3,167,986 Units of the Company on the date of Closing and on November 30, 2005, at a subscription price of $0.65 per Unit, for total gross proceeds of $2,059,191, with each such Unit being comprised of one common share and one non-transferable share purchase Warrant of the Company, and with each such Warrant being exercisable for one additional common share of the Company for a period of two years from the date of issuance thereof at an exercise price of $1.00 per Warrant common share.

  We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share to officers and directors on September 9, 2004, for total proceeds of $1,000.

  We completed an offering of 4,000,000 shares of our common stock at a price of $0.02 per share on September 30, 2004, for total proceeds of $80,000.

  Cash Flows From Investing Activities

  There were no investing activities during the years ended June 30, 2005 and 2004 and the three months ended September 30, 2005.

  Critical Accounting Policies and Estimates

  Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

  We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

  We believe that our critical accounting policies and estimates include the accounting for accounts receivable, marketable securities and long-lived assets reclamation costs, and accounting for legal contingencies.

  Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basic and Diluted Net Income (Loss) Per Share

  The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

  Comprehensive Loss

  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the three months ending September 30, 2005, and the periods ended June 30, 2005 and 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

  Research and Development Expenditures

  Due to the Company's lack of revenues and forecast of significant capital required to develop a market for its products, the net realizable value of prototype material and intangible assets is not reasonably determinable. Accordingly, all research and development expenditures under Cooperative Research and Development Agreement contracts, including the costs of prototype material and the cost of obtaining intangible assets such as patents, have been charged to operations.

  Cash and Cash Equivalents

  The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

  Financial Instruments

  Financial instruments, which include cash, prepaid expenses, accounts payable, accrued liabilities and due to related parties, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

  Revenue Recognition

  The Company will recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is provided and collectibility is reasonably assured.

  Power Air has not generated any revenue since inception on October 15, 1997. The Company plans to receive funding from OEMs to engineer products to OEM specifications. The Company then plans to receive license and product fees under OEM contracts. Revenue recognition will be specific to the terms of the contracts and will thus be determined in a later period.

  Income Taxes

  Potential benefits of income tax losses are not recognized in the accounts until it is estimated that realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  Concentration of Credit Risk

  Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

  Stock-Based Compensation

  The Company does not have a stock option plan. It may issue stock to non-employees for services. The company will account for stock issued for services to non-employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation". Compensation expense is based on the fair market value of the stock award or fair market value of goods and services received whichever is more reliably measurable.

  Foreign Currency Transactions/Balances

  The Company's functional and reporting currency is the United States dollar. Occasional transactions occur in Australian and Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Any gain or loss on foreign currency translation is included in operations. To date, such amounts have not been material.

  Recent Accounting Pronouncements

  In June 2005 the Emerging Issues Task Force ("EITF") issued No. 05-6, "Determining the Amortization Period for Leasehold Improvements" ("EITF 05-6"). The pronouncement requires that leasehold improvements acquired in a business combination or purchase subsequent to the inception of the lease should be amortized over the lesser of the useful life of the asset or the lease term that includes reasonably assured lease renewals as determined on the date of the acquisition of the leasehold improvement. This pronouncement should be applied prospectively. The Company does not have unamortized leasehold improvements from acquisitions or business combinations and therefore, does not believe this pronouncement will have an impact in its financial results.

  In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

  In December 2004, FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position. In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share Based Payment". SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of adoption of this standard on the Company's results of operations and financial position.

  In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

  Off-Balance Sheet Arrangements

  We have no off-balance sheet arrangements.

  Item 7.        Financial Statements.

  Our audited consolidated financial statements for the years ended June 30, 2004 and 2005 and for the three months ended September 30, 2005, with related notes, are filed as part of this Report beginning on page F-1 below, and are incorporated by reference in this Item 7.

  Item 8.        Change in and Disagreements with Accountants on Accounting and Financial Disclosure.

  We had originally dismissed Dale Matheson Carr-Hilton LaBonte, Chartered Accountants ("DMCL"), as principal independent accountant of the Company effective November 8, 2005. At that time the Company had intended to engage Armanino McKenna LLP as its principal independent accountant, however, the engagement was subject to Armanino McKenna's standard client acceptance procedures. The decision to change principal independent accountants had been approved by the Company's Board of Directors.

  We reappointed DMCL as principal independent accountant of the Company effective on December 12, 2005. The decision to reappoint and engage DMCL as principal independent accountants had been approved by the Company's Board of Directors. The Company had previously asked Armanino McKenna LLP to be its principal independent accountant (as was disclosed in the Company's Current and Amended Reports on Form 8-K dated November 8, 2005 and December 1, 2005), however, Armanino McKenna LLP were never formally appointed as auditors for the Company due, in part, to the fact that the proposed appointment was subject to Armanino McKenna LLP's client acceptance procedures and there were initial pricing issues between the Company and Armanino McKenna LLP. Therefore, Armanino McKenna LLP performed no audit or audit-related services for the Company and, effective on December 12, 2005, DMCL continued as the Company's principal independent accountants.

  As was set forth in the Company's Current Report on Form 8-K dated November 8, 2005, the report of DMCL dated October 26, 2004 on the balance sheets of the Company as at September 30, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from August 26, 2004 (date of inception) to September 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state, in the paragraph after the opinion paragraph that there is a substantial doubt that the Company will be able to continue as a going concern due to losses from inception.

  As was also set forth in the Company's Current Report on Form 8-K dated November 8, 2005, in connection with the audit of the period from August 26, 2004 (date of inception) to September 30, 2004 and the subsequent interim period through to October 26, 2004, there were no disagreements with DMCL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of DMCL would have caused them to make reference thereto in their report on the Company's audited financial statements.

  Item 8A.     Controls and Procedures.

  As of the end of the fiscal year ended September 30, 2005, the Company carried out an evaluation, under the supervision and with the participation of members of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our company's disclosure controls and procedures pursuant to Rule 13a-15(b) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act"). Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of June 30, 2005, our disclosure controls and procedures, designed to ensure that information related to a department and our consolidated subsidiaries is recorded, processed and reported timely and is accumulated and made known to our Chief Executive Officer and Chief Financial Officer to allow timely decisions regarding required disclosures, were not effective in light of the material weakness described below. We were advised by DMCL, our independent auditors, that during their performance of audit procedures related to our financial statements for the fiscal period ended September 30, 2005, they identified a "material weakness" in our internal controls as defined in Statement on Auditing Standards No. 60, "Communication of Internal Control Related Matters Noted in an Audit" ("SAS 60"). As defined by SAS 60, a material weakness is "a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by errors or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions." The material weakness related to two large post-closing adjustments recorded by the Company relating to the value and classification of common shares issued under the Share Exchange Agreement. This weakness in the communication, analysis and review elements of our financial accounting function could prevent our reasonable assurance that financial information is processed and reported timely. We are in the process of reviewing and strengthening our internal control procedures and intend to pursue remedial actions to ensure all aspects of our financial statement close processes reflect full compliance with U.S. generally accepted accounting principles.

  Our disclosure controls and procedures are designed to ensure that the information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the U.S. Securities and Exchange Commission's (the "SEC") rules and forms, and to reasonably assure that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met under all potential conditions, regardless of how remote, and may not prevent or detect all error and all fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been prevented or detected.

  We continue to improve and refine our internal controls as an ongoing process. Other than as summarized above, there have been no changes in our internal controls over financial reporting or other factors that have materially affected, or are reasonably likely to materially affect, our internal controls.

  Item 8B.     Other Information.

  None.

  PART III

  Item 9.        Directors, Executive Officers, Promoters and Control Persons; Compliance With Section 16(a) of the Exchange Act.

  Directors and Executive Officers, Promoters and Control Persons

  Our current officers and directors are:

Name	Position
H. Dean Haley	Executive Chairman, Chief Operating Officer and a director
Stephen Williams	President, Chief Executive Officer, Principal Executive Officer and a director
Donald Ceci	Vice President Sales and Marketing
Remy Kozak	Vice President Corporate Development
Donald M. Prest	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer
Stephen Harrison	A director
William Potter	A director
Paul D. Brock	A director

  The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

  H. Dean Haley, Executive Chairman, Chief Operating Officer and a director

  Mr. Haley became our Executive Chairman, Chief Operating Officer and a director effective on Closing. Mr. Haley is the founder of the HDH Group, a technology acquisition and development company, based in New York. For the past five years Mr. Haley was a Division Vice President of Orange and Rockland Utilities, Inc. in New York and was the founder and President of Compass Resources, Inc. and a former Bechtel executive. Mr. Haley has focused on acquiring/developing new technologies and technology companies offering products and services to the power and energy industries.

  Stephen Williams, President, Chief Executive Officer, Principal Executive Officer and a director

  Mr. Williams became our President, Chief Executive Officer and a director effective on Closing. Mr. Williams has been President of two NASDAQ listed software and telecommunications companies in the past decade. Stephen started his career on Wall Street working his way from institutional account manager to senior manager with one of the "Street's" top brokerage houses. Upon leaving investment banking, Mr. Williams served as a senior officer of the Wendell Phillips Oil Company based in London, England. His concentration is in the areas of mergers and acquisitions, public and private equity placements, and advisory roles in strategic planning.

  Stephen Harrison, a director

  Mr. Harrison became a director of our Company effective on Closing. He is currently a member of our audit committee. Mr. Harrison has over 24 years of experience in the financial services and accounting fields. He was until recently an Australian director for one of the world's largest fund management and private investment banking groups and was previously Chairman of the Australian Investment Committee for that banking group. In addition, he has held the position of sole Australian Director for the Australian subsidiary of Sanford C. Bernstein, a large US based fund manager. Mr. Harrison holds a number of other directorships and senior management positions with companies across Australia.

  William J. Potter, a director

  Mr. Potter became a director of our Company effective on Closing. He is currently a member of our audit committee. Mr. Potter is an investment/merchant banker with more than 30 years of experience. He has managed closed-end funds in the

  United States and Canada and served on the boards of more than 20 United States domiciled public companies, as well as numerous foreign-based companies. His current directorships include the National Foreign Trade Council, the nation's oldest lobbying organization; Aberdeen Asset Management Limited; and Alexandria Bancorp, a banking subsidiary of Canadian money manager Guardian Capital Group. He has been designated as a financial expert for Sarbanes-Oxley. Mr. Potter received an A.B. degree from Colgate and a M.B.A. degree from Harvard University.

  Paul D. Brock, a director

  Paul D. Brock had served as our President, Chief Executive Officer and a director since October 5, 2004 and continues as a director of our Company after Closing. He is currently a member of our audit committee. Additionally, Mr. Brock is the President and Chairman of VendTek Systems Inc., a publicly traded company on the TSX Venture Exchange which develops and licenses e-Fresh software and related technologies for the electronic distribution of prepaid telecommunication and financial services, as well as the President of its subsidiaries VendTek Industries (Canada), VendTek Technologies (China) and VendTek Asia Pacific (Singapore). Mr. Brock has served as President of VendTek Systems Inc. from December 1988 to the present and devotes 35% of his time to his duties. Mr. Brock has been President of VendTek Systems Technologies (Beijing) Co. Ltd. from August 2003 to the present and devotes 40% of his time to his duties. Further, Mr. Brock has been a director of Now Prepay Corp. from 2001 to the present and devotes 5% of his time to Now Prepay Corp. VendTek's customers and its subsidiaries, Now Prepay Corp. (in Canada) and VendTek Systems Technologies (in China), are using e-Fresh software to build electronic, prepaid services networks which enable consumers to purchase prepaid services via POS and self-serve terminals connected to a central e-Fresh server. Now Prepay Corp. has created an electronic distribution network for electronic products and services such as prepaid cellular and prepaid long distance. Mr. Brock has also been the President of Bent Technologies Inc. from 1999 to the present and spends 10% of his time in that capacity. Bent Technologies Inc. is a private company engaged in International Business and Trade consulting, and provides a range of business services including consulting, international trade and business introductions. In summary, Mr. Brock has more than 10 years of international business, trade, sales and marketing experience and has spent the past three years in China where he has developed relationships and expertise in Chinese business culture. Mr. Brock has experience in public company management and reporting, investor relations and financing, including equity, special unit and convertible debenture financings. Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management Development Program and a member in good standing of the professional association of the Applied Science Technologists of British Columbia since 1998.

  Donald Ceci, Vice President Sales and Marketing

  Mr. Ceci became our Vice President Sales and Marketing effective on October 3, 2005. Mr. Ceci has 20+ years experience managing sales/marketing activities for high technology companies including IBM, Philips, Comdisco, Ricoh, and, most recently, Ballard Power Systems, Inc. Mr. Ceci joined Ballard in 2001 and, as the Director of Sales, was responsible for building the Sales and Service Organizations required to bring Transportation and Power Generation fuel cell based products to market. His experience and focus are in Business Plan and Distribution Development/Implementation, Business and Partner Development, Revenue Growth, and North American/International sales team management.

  Remy Kozak, Vice President Corporate Development

  Mr. Kozak became our Vice President Corporate Development effective on Closing. Mr. Kozak was previously a partner of ARK eXecutives, a European interim management firm. Mr. Kozak contributed to the development and expansion of several businesses. Prior to ARK, Mr. Kozak worked for several years as a senior director with Global One in Brussels. He holds an M.BA from the University of British Columbia and a B.A.Sc. (Honours) in Computer and Electronics Engineering from Simon Fraser University.

  Donald M. Prest, Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

  Donald M. Prest has served as our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer since August 26, 2004, devoting 10% of his time to the Company, and ceased to be a director effective at Closing. Mr. Prest was also President of our company from August 26, 2004 and resigned as President of our company on October 5, 2004 in place of Mr. Brock. Mr. Prest is an Assurance Partner of Manning Elliott LLP, Chartered Accountants, located in Vancouver, British Columbia, where he has been working since 1983. Manning Elliott LLP is a qualified audit firm under the Public Company Accounting Oversight Board (United States). Mr. Prest provides international tax planning and business advisory services for numerous Canadian and U.S. businesses. Mr. Prest started his career in 1983 upon graduating from the British Columbia Institute of Technology with a Diploma in Financial Management. Mr. Prest completed his Chartered Accountant's program in

  1988, received his Chartered Accountant's designation in 1991 and his United States Certified Public Accountant's designation in 1997.

  Term of Office

  Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board.

  Significant Employees

  We have no significant employees other than the officers and directors described above.

  Audit Committee

  Currently, our audit committee is comprised of three independent directors, Stephen Harrison, William J. Potter and Paul D. Brock. Our Audit Committee has been structured to comply with Rule 10A-3 under the Exchange Act, and the audit committee rules of the American Stock Exchange. At least one of the members of the Audit Committee will have to satisfy the criteria for an audit committee financial expert under Item 401(e) of Regulation S-B of the rules of the SEC.

  The Audit Committee will meet with management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee will review our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off-balance sheet transactions.

  The Audit Committee will be mandated to monitor our Company's audit and the preparation of financial statements and to review and recommend to the board of directors all financial disclosure contained in our company's public documents. The Audit Committee will also be mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors will report directly to the Audit Committee and to the board of directors. The Audit Committee and board of directors will each have the authority to terminate the external auditor's engagement (subject to confirmation by our stockholders). The Audit Committee will also approve in advance any permitted services to be provided by the external auditors which are not related to the audit.

  Code of Ethics

  We have presently not adopted a code of ethics de to the fact that we are in the early stage of our operations and have only recently acquired Power Air. We have received a draft code of ethics prepared by our legal counsel for our review and consideration. Our Board of Directors is currently reviewing this draft code of ethics and anticipates adopting a code of ethics during the current fiscal year.

  Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms received by us, we believe that during the fiscal year ended June 30, 2005, and for the period from June 30, 2005 to September 30, 2005, all such filing requirements applicable to our officers and directors were complied with.

  Item 10.     Executive Compensation

  Summary Compensation Table

  The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, on August 26, 2004, until September 30, 2005.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Paul D. Brock, former President and CEO	2005 2004(*)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Donald M. Prest, Secretary, Treasurer and CFO	2005 2004(*)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

  (*) Our company was only incorporated in August of 2004.

  Since the Closing of the Share Exchange Agreement on September 30, 2005, the following directors and officers of our company have received monetary compensation as described hereinbelow.

  We currently do not pay any compensation to our directors serving on our Board of Directors, and we do not presently intend to compensate any our officers during the current fiscal period other than under our Employment Agreements which are described hereinbelow.

  Option/SAR Grants table

  We have not granted any stock options to our executive officers since our inception on August 26, 2004.

  Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

  We have not granted any stock options to our executive officers since our inception on August 26, 2004, thus there is no value associated with this.

  Report on Repricing of Options/SARs

  None, as we have not granted any stock options since our inception on August 26, 2004.

  Long Term Incentive Plan Awards

  We currently have no long term incentive plans in place.

  Compensation of directors

  Independent Board members who are not employed by us in any capacity other than as a director are paid $1,000 per director meeting plus travel and incidentals.

  Employment Contracts and Termination of Employment and Change-In-Control Arrangements

  As a consequence of the Closing of the Share Exchange Agreement our Company has now entered into the following material Employment Agreements:

        Steve Williams Services Agreement, dated for reference effective on October 1, 2005, as entered into between the Company and Mr. Williams. This Employment Agreement provides for, among other matters, the yearly payment by the Company to Mr. Williams, in his capacity as the Company's President, of $150,000;

        Sales and Marketing Employment Agreement, dated for reference effective on October 3, 2005, as entered into among the Company, Power Air and Mr. Ceci. This Employment Agreement provides for, among other matters, the monthly payment by the Company to Mr. Ceci, in his capacity as the Company's Vice President Sales and Marketing, of $10,000; and

        Corporate Development Employment Agreement, dated for reference effective on October 3, 2005, as entered into among the Company, Power Air and Mr. Kozak. This Employment Agreement provides for, among other matters, the monthly payment by the Company to Mr. Kozak, in his capacity as the Company's Vice President Corporate Development, of $8,333.

  Item 11.     Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

  The following tables set forth information as of January 11, 2006 regarding the beneficial ownership of our common stock by:

    each person who is known by us to beneficially own more than 5% of our shares of common stock; and

    each named executive officer, each director and all of our directors and executive officers as a group.

  The number of shares beneficially owned and the percentage of shares beneficially owned are based on 42,985,261 shares of common stock outstanding as of January 11, 2006.

  For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following January 11, 2006, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. All shares are owned directly.
Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of class
Common stock	Power Air Dynamics Limited(1) Level 2, 33 York Street, Sydney, Australia, 2000	14,693,423(1)	34.18%
Common stock	HDH Group, LLC(2) 3801 Albert Matthews Road, Columbia, Tennessee, U.S.A., 38401	7,381,577(2)	17.17%
Common stock	Paul D. Brock 321-255 Newport Drive Port Moody, B.C., Canada V3H 5H1	475,000	1.11%

Common stock	Donald M. Prest 1005 - 1221 Howe Street Vancouver, B.C., Canada V6J 5M2	515,000	1.20%
Common stock	H. Dean Haley(2) 3801 Albert Matthews Road, Columbia, Tennessee, U.S.A., 38401	Nil(2)	0%
Common stock	Stephen Williams 40 Lane 163 Crooked Lake, Angola, Indiana, U.S.A., 46703	Nil	0%
Common stock	Stephen Harrison(1) Level 2, 33 York Street, Sydney, Australia, 2000	Nil(1)	0%
Common stock	William J. Potter New York, New York, U.S.A.	Nil	0%
Common stock	All executive officers and directors as a group (four persons)	8,371,577(1)(2)	19.47%

        An Australian corporation of which Mr. Harrison is a shareholder and director, however, over which Mr. Harrison does not have voting and dispositive power.

        A Tennessee corporation over which Mr. Haley has voting and dispositive power.

  Item 12.     Certain Relationships and Related Transactions.

  Except for the transactions described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

      any of our directors or officers;

      any person proposed as a nominee for election as a director;

      any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

      any of our promoters; or

      any relative or spouse of any of the foregoing persons who has the same house as such person, except for the following:

        Paul D. Brock, a director, and Donald M. Prest, the Company's Chief Financial Officer, each acquired 1,875,000 shares of the Company's common stock at a price of $0.001 per share. Mr. Brock and Mr. Prest each paid a total purchase price of $500 for the shares on September 9, 2004;

        on August 27, 2004 the former President of the Company loaned $2,000 to the Company to pay for organizational costs. This loan did not bear interest and was repaid on September 30, 2004. Since incorporation the Company has recognized a total of Cdn. $250 for donated rent provided by a partnership, of which, the former President of the Company is a partner;

        other than the purchase of the shares, Messrs. Brock and Prest have not entered into any agreements with the Company in which they are to receive from the Company or provide to the Company anything of value except for the services of Mr. Prest during September of 2004 which were valued at $5,000 and donated to the Company;

with regard to our mineral claims, the Company acquired the claims in October of 2004 by purchasing them from Teuton Resources Corp. for the cash payment of US $10,000.  To avoid the costs of creating a British Columbia wholly-owned subsidiary for the sole purpose of holding the registered title to our mineral claims, we decided to register our mineral claims in the name of our director, Paul D. Brock, and, as a result, at our instruction Teuton Resources Corp. transferred the registered title to our mineral claims directly to Mr. Brock by way of Bill of Sale for no additional consideration.  By Declaration of Trust Mr. Brock declared that he holds a 100% undivided and legal, beneficial and registered in and to the mineral claims for us and that he will deliver registered title to our mineral claims to us upon our demand; and
as a consequence of the Closing of the Share Exchange Agreement:

an aggregate of 1,550,000 issued and outstanding common shares of the Company owned by the Company's co-founders, Messrs. Brock and  Prest, were returned to treasury for cancellation;
14,693,423 of the Shares were issued to the Vendor of which Mr. Harrison is a shareholder and a director; and
7,381,577 of the Shares were issued to the HDH Group which is owned and controlled by Mr. Haley.

  Where you can find more information

  Statements contained in this Report as to the contents of any contract, agreement or other document referred to include those terms of such documents that we believe are material. Whenever a reference is made in this Report to any contract or other document of ours, you should refer to the exhibits that are a part of the annual report for a copy of the contract or document.

  You may read and copy all or any portion of the annual report or any other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings, including the registration statement, are also available to you on the SEC's website at www.sec.gov.

  Item 13.     Exhibits.

Exhibit No,.	Exhibit Description
Articles of Incorporation and Bylaws
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
Material contracts
10.1	Share Exchange Agreement among the Company, the Vendor, Power Air, the HDH Group and Mr. Haley, dated for reference effective on August 22, 2005.(2)
10.2	Stephen Williams Services Contract between the Company and Stephen Williams, dated for reference effective on October 1, 2005.(2)
10.3	Sales and Marketing Employment Agreement among the Company, Power Air and Donald Ceci, dated for reference effective on October 3, 2005.(2)
10.4	Corporate Development Employment Agreement among the Company, Power Air and Remy Kozak, dated for reference effective on October 3, 2005.(2)
Subsidiaries of small business issuer
21.1	Power Air Tech, Inc. - incorporated in Delaware.
21.2	Power Air (Canada) Corp. - incorporated in British Columbia, Canada.

Certifications
31.1

  Certifications of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, dated January 12, 2006.(3)

32.1

  Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, dated January 12, 2006.(3)

    Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 as originally filed with the SEC on December 2, 2004.

    Previously filed with the SEC as an exhibit to our Current Report on Form 8-K as originally filed with the SEC on October 7, 2005.

    Filed herewith.

  Item 14.     Principal Accountant Fees and Services.

  The following table sets forth information regarding the amount billed to us by our previous independent auditors, Armanino McKenna LLP, for Power Air for the fiscal years ended June 30, 2005 and June 30, 2004, and by our current auditors, DMCL, for the Company for the period from June 30, 2005 to September 30, 2005.
	Period from June 30, 2005 to September 30, 2005	Period ended June 30, 2005	Period ended June 30, 2004
Audit Fees:	$15,000	$6,000	$6,000
Audit Related Fees:	$Nil	$Nil	$Nil
Tax Fees:	$Nil	$Nil	$Nil
All Other Fees:	$Nil	$Nil	$Nil
Total:	$15,000	$6,000	$6,000

  Audit Fees are the aggregate fees billed by our independent auditor for the audit of our consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

  Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

  Effective May 6, 2003, the SEC adopted rules that require that before an independent registered public accounting firm is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

      approved by our audit committee; or

      entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

  The policy of our Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by our independent auditors during the fiscal year.

  __________

  FINANCIAL STATEMENTS FILED AS PART OF THIS REPORT ON FORM 10-KSB

  Power Air Corporation
  (formerly Fortune Partners, Inc.)
  (A Development Stage Company)

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  _______________________________________________________________________________________________

  To the Stockholders and Board of Directors of Power Air Corporation (formerly Fortune Partners, Inc.).

  We have audited the consolidated balance sheet of Power Air Corporation. (the "Company") (a development-stage company) as of September 30, 2005 and the related consolidated statement of operations, stockholders' equity and cash flows for the three month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The Company's financial statements as at June 30, 2005 and June 30, 2004, and for the years then ended were audited by other auditors whose report dated September 2, 2005 (except for the restatement described in Note 8 to the consolidated financial statements, as to which the date is January 11, 2006) included an explanatory paragraph regarding the Company's ability to continue as a going concern. The financial statements for the period from October 15, 1997 (date of inception) to June 30, 2005 reflect a total net loss of $4,105,418 of the related cumulative totals. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to amounts included for such prior periods, is based solely on the report of such other auditors.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, based on our audit and the report of other auditors, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2005 and the results of its operations and its cash flows and the changes in stockholders' equity for the three month period then ended and for the period from October 15, 1997 (date of inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has realized significant losses and further losses are anticipated. The Company has incurred losses since inception of $6,730,679, and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ "Dale Matheson Carr-Hilton LaBonte"

  CHARTERED ACCOUNTANTS

  Vancouver, Canada
  January 11, 2006

  INDEPENDENT AUDITORS' REPORT

  To the Board of Directors

  Power Air Tech, Inc.

  We have audited the accompanying balance sheets of Power Air Tech, Inc. (a development stage enterprise) as of June 30, 2005 and 2004, and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended June 30, 2005 and for the period from October 15, 1997 (inception) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred net losses since its inception aggregating $4.1 million as of June 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Air Tech, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2005 and for the period from October 15, 1997 (inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

  As described in Note 8, the Company has restated its financial statements for the years ended June 30, 2005 and 2004.

  /s/ "Armanino McKenna LLP"

  ARMANINO McKENNA LLP

  September 2, 2005, except for the restatement described in Note 8 to the consolidated financial statements, as to which the date is January 11, 2006.

  Power Air Corporation
  (formerly Fortune Partners, Inc.)
  (A Development Stage Company)
  Consolidated Balance Sheets
  (Expressed in US dollars)

	September 30, 2005 $	June 30, 2005 $	June 30, 2004 $
		(Restated - see Note 8)	(Restated - see Note 8)

ASSETS

Current Assets

Cash	1,040,998	480	707
Prepaid expenses	21,965	-	25,000

Total Assets	1,062,963	480	25,707

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable	70,302	325,602	302,690
Accrued liabilities	207,655	38,300	2,400
Due to related parties (Note 5)	-	3,740,996	3,337,651

Total Liabilities	277,957	4,104,898	3,642,741

Commitments and Contingencies (Notes 1 and 7)

Stockholders' Equity

Common Stock, 375,000,000 shares authorized, $0.001 par value, 41,894,729 shares issued and outstanding (June 30, 2005 and 2004, 10,000 shares authorized, no par value, 10,000 shares issued and outstanding respectively)	41,894	1,000	1,000

Additional Paid in Capital	7,635,641	-	-

Subscription Receivable (Note 11)	(161,850)	-	-

Deficit Accumulated During the Development Stage	(6,730,679)	(4,105,418)	(3,618,034)

Total Stockholders' Equity (Deficit)	785,006	(4,104,418)	(3,617,034)

Total Liabilities and Stockholders' Equity	1,062,963	480	25,707

  (The accompanying notes are an integral part of the consolidated financial statements)

  Power Air Corporation
  (formerly Fortune Partners, Inc.)
  (A Development Stage Company)
  Consolidated Statements of Operations
  (Expressed in US dollars)

	Accumulated From October 15, 1997 (Date of Inception) to September 30, 2005 $	Three Months Ended September 30, 2005 $	Year Ended June 30, 2005 $	Year Ended June 30, 2004 $
	(Restated - see Note 8)		(Restated - see Note 8)	(Restated - see Note 8)

Revenue
  -

  -

  -

  -

Operating Expenses

General and administrative	4,441,848	2,602,752	383,994	429,883
License fees	237,543	22,509	62,500	37,500
Research and development	1,939,187	-	-	-

Total Operating Expenses	6,618,578	2,625,261	446,494	467,383

Loss from Operations	(6,618,578)	(2,625,261)	(446,494)	(467,383)

Other Expense

Interest	112,101	-	40,890	34,962

Net Loss For the Period	(6,730,679)	(2,625,261)	(487,384)	(502,345)

Net Loss Per Share - Basic and Diluted
  (0.08)

  (0.02)

  (0.02)

Weighted Average Shares Outstanding		32,013,000	31,903,000	31,903,000

  (The accompanying notes are an integral part of the consolidated financial statements)

  Power Air Corporation
  (formerly Fortune Partners, Inc.)
  (A Development Stage Company)
  Consolidated Statements of Cash Flows
  (Expressed in US dollars)

	Accumulated From October 15, 1997 (Date of Inception) to September 30, 2005 $	Three Months Ended September 30, 2005 $	Year Ended June 30, 2005 $	Year Ended June 30, 2004 $
	(Restated - see Note 8)		(Restated - see Note 8)	(Restated - see Note 8)

  Cash Flows Used In Operating Activities

  Net loss for the period
	(6,730,679)	(2,625,261)	(487,384)
  (502,345)

  Adjustments to reconcile net loss to cash used in operations

  Expenses settled with issuance of common shares
	2,511,364	2,511,364	-
  -

Change in operating assets and liabilities:

Increase (decrease) in prepaid expenses	3,035	(21,965)	25,000	-
Increase (decrease) in accounts payable	70,302	(255,300)	22,912	96,000
Increase (decrease) in accrued liabilities	276,485	263,185	35,900	(38,300)

Net Cash Used in Operating Activities	(3,869,493)	(127,977)	(403,572)	(444,645)

Cash Flows To Investing Activities	-	-	-	-

Cash Flows From Financing Activities

Proceeds from issuance of common stock	1,189,495	1,188,495	-	-
Share issuance costs	(20,000)	(20,000)	-	-
Advances from a related party	3,740,996	-	403,345	444,722

Net Cash Flows Provided By Financing Activities	4,910,491	1,168,495	403,345	444,722

Increase (Decrease) in Cash	1,040,998	1,040,518	(227)	77

Cash - Beginning of Period	-	480	707	630

Cash - End of Period	1,040,998	1,040,998	480	707

Supplemental Disclosures

Interest paid	-	-	-	-
Income taxes paid	-	-	-	-

Non-cash Investing and Financing Activities

Net book value of assets acquired in re-capitalization	(89,482)	(89,482)	-	-
Forgiveness of related party payable due to re-capitalization	2,173,045	2,173,045	-	-
Accounts payable debt settled by the issuance of shares	299,607	299,607	-	-
Finance costs associated with share subscription	(135,035)	(135,035)	-	-

  (The accompanying notes are an integral part of the consolidated financial statements)

  Power Air Corporation

  (formerly Fortune Partners, Inc.)

  (A Development Stage Company)

  Consolidated Statement of Stockholder's Equity (Deficit)

  From October 15, 1997 (Date of Inception) to September 30, 2005

  (expressed in U.S. dollars)

  (Restated - see Note 8)

	Common Stock				Accumulated
					Deficit
	Number		Additional		During the
	of		Paid-In	Subscription	Development
	Shares	Amount	Capital	Receivable	Stage	Total
		$	$	$	$	$

Balance, October 15, 1997 (Date of inception)	-	-	-	-	-	-

Shares issued for cash	10,000	1,000	-	-	-	1,000
Net loss, inception to June 30, 2003	-	-	-	-	(3,115,689)	(3,115,689)

Balance, June 30, 2003	10,000	1,000	-	-	(3,115,689)	(3,114,689)

Net loss for the year	-	-	-	-	(502,345)	(502,345)

Balance, June 30, 2004	10,000	1,000	-	-	(3,618,034)	(3,617,034)

Net loss for the year	-	-	-	-	(487,384)	(487,384)

Balance, June 30, 2005	10,000	1,000	-	-	(4,105,418)	(4,104,418)

Adjustment for change in par value	-	(990)	990	-	-	-

Re-capitalization transactions - September 30, 2005:
Shares of Power Air Corporation	18,750,000	18,750	-	-	-	18,750
Cancellation of founders stock	(1,550,000)	(1,550)	1,550	-	-	-
Shares issued to shareholders of Power Air Tech, Inc. to effect the reverse merger	14,693,423	14,693	(14,693)	-	-	-
Shares issued for compensation	4,545,456	4,545	2,506,819	-	-	2,511,364
Shares acquired by legal parent	(10,000)	(10)	-	-	-	(10)
Shares issued to settle debt	3,378,396	3,378	1,864,180	-	-	1,867,558
Forgiveness of related party debt of PAT as a condition precedent of the reverse merger	-	-	2,173,045	-	-	2,173,045
Net liabilities assumed of Power Air Corporation (Note 4)	-	-	(89,482)	-	-	(89,482)

Unit private placement	2,077,454	2,078	1,348,267		-	1,350,345

Share subscription	-	-	-	(161,850)	-	(161,850)

Share issuance costs	-	-	(155,035)		-	(155,035)

Net loss for the period	-	-	-		(2,625,261)	(2,625,261)

Balance, September 30, 2005	41,894,729	41,894	7,635,641	(161,850)	(6,730,679)	785,006

  See Note 6 regarding retroactive restatement of all share and per share amounts as a result of a stock dividend.

  (The accompanying notes are an integral part of the consolidated financial statements)

  Power Air Corporation
  (formerly Fortune Partners, Inc.)
  (A Development Stage Company)
  Notes to the Consolidated Financial Statements
  (Expressed in US dollars)

  1.     Nature of Operations, Re-capitalization and Continuance of Business

  Power Air Corporation (formerly Fortune Partners, Inc. or "FPI") (the "Company" or "PAC") was incorporated in the State of Nevada on August 26, 2004. Pursuant to a Share Exchange Agreement (the "Agreement") dated September 30, 2005, the Company acquired all of the issued and outstanding shares of Power Air Tech, Inc. ("PAT") and issued 22,617,275 common shares to the shareholders of PAC, the Chief Operating Officer of PAT and the majority of creditors of PAT resulting in PAT shareholders and related parties and creditors gaining a 57% control position of PAC. Prior to the acquisition, the Company's principal business was the acquisition and exploration of mineral properties as discussed in Note 3. The Company has not presently determined whether its mineral property contains mineral reserves that are economically recoverable and has not been active exploring these properties since July, 2005. As such, the acquisition of PAT, by the Company, is considered a re-capitalization of PAT and PAT is considered the acquirer for accounting and financial reporting purposes. The consolidated financial statements include the accounts of the Company since the reverse merger on September 30, 2005, and the historical accounts of PAT since the date of its inception, October 15, 1997. All significant intercompany balances and transactions have been eliminated upon consolidation. The name of the merged company was changed to Power Air Corporation pursuant to a Form 14A filed with the SEC on November 9, 2005.

  PAT was incorporated in the State of Delaware on October 15, 1997 and operated its business in the State of California. PAC, through its acquisition of PAT, is in the business of developing, manufacturing and marketing fuel cell based commercial products. PAT has the exclusive worldwide license to the Zinc-Air Fuel Cell ("ZAFC") Technology that was developed at the Lawrence Livermore National Laboratory ("LLNL"), in Livermore, California, for all fields of use (stationary, portable and mobile applications) and commercialization.

  The ZAFC is a metal oxide fuel cell using simple physical chemistry. The ZAFC uses a combination of oxygen and zinc pellets in a liquid alkaline mixture that generates electricity and at the same time creates residual zinc oxide that can be recycled back into reusable zinc, via electrolysis, so that it can again be fed into the ZAFC stack. Where desired, the "recycling" functionality can be combined with a ZAFC creating a zinc-air battery. Alternatively, for applications where minimal downtime is desired, standalone ZAFC can be refuelled by flushing the spent zinc oxide and adding more zinc pellets. Upon completion of the Merger on September 30, 2005, the Company:

    issued 14,693,423 restricted common shares to the shareholder of PAT to acquire 100% of the issued and outstanding shares of PAT. Included as a condition precedent to the Agreement is the shareholder of PAT forgiving $2,173,045 of debt. This forgiveness was treated as additional paid in capital due to the shareholders of PAT being considered principal shareholders;

    issue 4,545,456 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65), to PAT's Chief Operating Officer in connection with his ongoing commitment to build out a successful public company and to serve as the Executive Chairman of the Company after the closing of the Share Exchange Agreement. As there is no contract in place for the Chief Operating Officer and there is no escrow provisions in place to restrict his ability to own the restricted common shares the Company charged $2,511,364 to operations as at September 30, 2005;

    issued 2,836,121 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65), to  PAT's acting Chief Operating Officer in consideration of his agreeing to accept the shares in complete satisfaction of all previous disputes, debts and/or services provided to PAT. A total of $1,567,961 was charged to operations of prior periods. See Note 8 for the accounting treatment as a restatement to prior periods;

    issued 542,275 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65), to a substantial majority of the creditors of PAT in consideration of such creditors agreeing to accept the shares in complete satisfaction of all previous debts and/or services provided by such creditors to PAT totalling $299,607. See Note 8 for the accounting treatment as a restatement to prior periods; and

    caused 1,550,000 common shares, previously owned by two founders of PAC, to be returned to treasury and cancelled for no consideration as part of the terms of the Agreement.

  Between August 22, 2005 and September 30, 2005 the Company received common stock subscriptions for 2,077,454 units at a price of $0.65 per unit for total proceeds and subscriptions receivable of $1,350,345. These units were issued on September 30, 2005. Subsequently the Company received common stock subscriptions for an additional 1,090,532 units at a price of $0.65 per unit for total additional proceeds of $708,846. These units were issued on November 30, 2005. Total units issued is 3,167,986 and total proceeds received is $2,059,191. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from date of issuance.

  Power Air Corporation

  (formerly Fortune Partners, Inc.)

  (A Development Stage Company)

  Notes to the Consolidated Financial Statements

  (Expressed in US dollars)

  1.     Nature of Operations, Re-capitalization and Continuance of Business (continued)

  The Company, effective September 30, 2005, is a development stage company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises". In a development stage company, management devotes most of its activities in developing a market for its products. The Company is presently in its developmental stage and currently has no sources of revenue to provide incoming cash flows to sustain future operations. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to enter into Original Equipment Manufacturer ("OEM") joint venture agreements, to raise additional equity financing and generate revenue, cash flow and attain profitable operations. Management has plans to seek additional capital through equity offerings. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at September 30, 2005, the Company has a working capital surplus of $785,006 and accumulated losses of $6,730,679 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  The Company's SB-2 Registration Statement with the United States Securities and Exchange Commission was declared effective on April 22, 2005. Pursuant to this Registration Statement the Company registered 10,290,000 shares of common stock for resale by existing stockholders of the Company. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders. The Company made application with the North American Securities Dealers to obtain a trading symbol, which was obtained on June 8, 2005. The Company's trading symbol was "FTPI". Upon conclusion of the Share Exchange Agreement, the Company withdrew its Registration Statement. The Company filed a Form 14A with the SEC on November 9, 2005 to change its name to Power Air Corporation and to change its symbol. On December 22, 2005 the SEC and majority of the Company's shareholders approved the name change. The trading symbol is "PWAC".

  2.     Summary of Significant Accounting Policies

  a)     Basis of Presentation

  These consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars. The Company has resolved to keep the fiscal year end of PAC, the legal parent, being September 30. PAT's fiscal year end was June 30. In connection with the re-capitalization, the historical financial statements presented will be those of PAT. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Power Air Tech, Inc. ("PAT") as of and for the three month period ended September 30, 2005 all intercompany transactions and balances have been eliminated. Pursuant to the recapitalization of PAT as described in Note 4, the historical amounts as of and for the years ended June 30, 2005 and 2004 are those of PAT.

  b)     Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  c)     Basic and Diluted Net Income (Loss) Per Share

  The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

  Power Air Corporation

  (formerly Fortune Partners, Inc.)

  (A Development Stage Company)

  Notes to the Consolidated Financial Statements

  (Expressed in US dollars)

  2.     Summary of Significant Accounting Policies (continued)

  d)     Comprehensive Loss

  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the three months ending September 30, 2005 and the periods ended June 30, 2005 and 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

  e)     Research and Development Expenditures

  Due to the Company's lack of revenues and forecast of significant capital required to develop a market for its products, the net realizable value of prototype material and intangible assets is not reasonably determinable. Accordingly, all research and development expenditures under Cooperative Research and Development Agreement (CRADA) contracts, including the costs of prototype material and the cost of obtaining intangible assets such as patents, have been charged to operations.

  f)     Cash and Cash Equivalents

  The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

  g)     Mineral Properties

  Prior to the Share Exchange Agreement, the Company was in the exploration stage since its formation on August 26, 2004 and had not realized any revenues from its originally planned operations. Mineral property acquisition and exploration costs were charged to operations as incurred. If it is to determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property will be capitalized. Such costs will be amortized using the units-of-production method over the estimated life based of proven and probable mineral reserves.

  h)     Financial Instruments

  Financial instruments, which include cash, prepaid expenses, accounts payable, accrued liabilities and due to related parties, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

  i)     Revenue Recognition

  The Company will recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is provided and collectibility is reasonably assured.

  The Company has not generated any revenue since inception on October 15, 1997. The Company plans to receive funding from Original Equipment Manufacturers (OEM's) to engineer products to OEM specifications. The Company then plans to receive license and product fees under OEM contracts. Revenue recognition will be specific to the terms of the contracts and will thus be determined in a later period.

  j)     Income Taxes

  Potential benefits of income tax losses are not recognized in the accounts until it is estimated that realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  k)     Concentration of Credit Risk

  Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

  Power Air Corporation

  (formerly Fortune Partners, Inc.)

  (A Development Stage Company)

  Notes to the Consolidated Financial Statements

  (Expressed in US dollars)

  2.     Summary of Significant Accounting Policies (continued)

  l)     Stock-Based Compensation

  The Company does not have a stock option plan. It may issue stock to non-employees for services. The company will account for stock issued for services to non-employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation". Compensation expense is based on the fair market value of the stock award or fair market value of goods and services received whichever is more reliably measurable.

  m)     Foreign Currency Transactions/Balances

  The Company's functional and reporting currency is the United States dollar. Occasional transactions occur in Australian and Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Any gain or loss on foreign currency translation is included in operations. To date, such amounts have not been material.

  n)     Recent Accounting Pronouncements

  In June 2005, the Emerging Issues Task Force ("EITF") issued No. 05-6, "Determining the Amortization Period for Leasehold Improvements" ("EITF 05-6"). The pronouncement requires that leasehold improvements acquired in a business combination or purchase subsequent to the inception of the lease should be amortized over the lesser of the useful life of the asset or the lease term that includes reasonably assured lease renewals as determined on the date of the acquisition of the leasehold improvement. This pronouncement should be applied prospectively. The Company does not have unamortized leasehold improvements from acquisitions or business combinations and therefore, does not believe this pronouncement will have an impact in its financial results.

  In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

  In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

  Power Air Corporation

  (formerly Fortune Partners, Inc.)

  (A Development Stage Company)

  Notes to the Consolidated Financial Statements

  (Expressed in US dollars)

  2.     Summary of Significant Accounting Policies (continued)

  n)     Recent Accounting Pronouncements (continued)

  In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share Based Payment". SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of adoption of this standard on the Company's results of operations and financial position.

  In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

  o)     Reclassifications

  Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

  3.     Mineral Properties

  On October 25, 2004 the Company acquired a 100% interest in the Tetrahedrite Silver Property (the "Property") located in the Skeena Mining Division. The Property is held in trust by the President of the Company for the benefit of the Company and consists of 4 mineral claims representing 72 units. These claims are in good standing until July 2006. The Company completed a work program and assayed 78 samples in June of 2005. The Company is considering further exploration on these claims.

  4.     Re-capitalization Transaction

  Pursuant to the Share Exchange Agreement, on September 30, 2005 PAT was re-capitalized by merging with a publicly listed company, Fortune Partners, Inc. (now Power Air Corporation).

  The following table provides a reconciliation of the net assets of PAC acquired in this re-capitalization transaction:

Transactions from

Fortune Partners, Inc.

October 1, 2004 to

Fortune Partners, Inc.

September 30, 2004

September 30, 2005

September 30, 2005

$

$

$

Cash

79,010

(79,010)

-

Prepaid expense

-

3,215

3,215

 Accounts payable and
accrued liabilities assumed

(4,000)

(88,697)

(92,697)

Net book value acquired

75,010

(164,492)

(89,482)

  Power Air Corporation

  (formerly Fortune Partners, Inc.)

  (A Development Stage Company)

  Notes to the Consolidated Financial Statements

  (Expressed in US dollars)

  5.     Related Party Transactions

  b)     As of June 30, 2005, $2,173,045 was due to a shareholder of PAT. As a condition precedent to the Share Exchange Agreement this amount has been forgiven, effective September 30, 2005, and treated as additional paid in capital.

  c)     The former president of FPI holds the Company's interest in 4 mineral claims in trust for the benefit of the Company. FPI acquired these claims for $10,000 on October 25, 2004.

  d)     As of June 30, 2005 and June 30, 2004 $1,567,961 and $1,176,206 respectively was due to PAT's acting Chief Operating Officer. The $1,567,961 amount was settled in connection with the recapitalization by the issuance of the Company of  2,836,121 restricted common shares at an estimated value of $0.5525 per share.

  e)     As a condition precedent to the Share Exchange Agreement the Company was required to issue 4,545,456 restricted common shares, at an estimated fair value of $0.5525 per share, to PAT's Chief Operating Officer in connection with his ongoing commitment to build out a successful public company and to serve as the Executive Chairman of the Company after the closing of the Share Exchange Agreement. As there is no contract in place for the Chief Operating Officer and there is no escrow provisions in place to restrict his ability to own the restricted common shares the Company charged $2,511,364 to operations as at September 30, 2005.

  f)     As at September 30, 2005 the Company accrued, and subsequently paid, a total of $85,680 of finder's fees to two senior officers of the Company in connection with the Units Private Placement completed November 30, 2005.

  6.     Common Stock

  On June 27, 2005 the Board of Directors of FPI resolved to issue a share dividend on a 3.75 new share for one old share basis and increased authorized shares of common stock from 100,000,000 to 375,000,000 with the par value remaining at $0.001 per share. All share and per share amounts have been retroactively restated.

  Prior to the stock dividend and the Share Exchange Agreement FPI had 5,000,000 shares issued and outstanding. A total of 1,000,000 shares were issued to two founders for $1,000 in cash and 4,000,000 shares were issued to seed shareholders for $80,000 in cash. After the stock dividend FPI had 18,750,000 shares issued and outstanding.

  On September 30, 2005 a total of 2,077,454 warrants were issued in connection with the issuance of 2,077,454 units in a private placement completed September 30, 2005. These warrants are exercisable into one common share at an exercise price of $1.00 per share expiring September 30, 2007. Subsequently, on November 30, 2005 an additional 1,090,532 warrants were issued in connection with the issuance of 1,090,532 units in a private placement completed November 30, 2005. These warrants are exercisable into one common share at an exercise price of $1.00 per share expiring November 30, 2007.

  7.     Commitments and Contingencies

  The Company entered into a Limited Exclusive Patent License Agreement with the Regents of the University of California in March, 2001 (the "License Agreement"). Under the terms of the License Agreement, the Company must reimburse annual foreign filing fees and make minimum royalty payments of $100,000 for fiscal 2006 and each fiscal year thereafter until either party terminates the License Agreement. The License Agreement also provides for royalty payments ranging from 0.45% to 3.55% of net sales that incorporate the licensed technology.

  On October 17, 2005 the Company entered into a long-term office and warehouse premises lease in Livermore, California. The term is for 30 months expiring October 31, 2008. The monthly base rent is $6,066 and the estimated monthly operating charge is $3,000 per month.

  The Company entered into employment contracts with two officers of the Company. In total the annual commitment is $220,000 with a 90 day termination clause. The Company also entered into a services contract with the President and Chief Executive Officer having an annual commitment of $150,000 which is guaranteed for one year expiring September 30, 2006. In addition, pursuant to these three contracts, a total of 1,100,000 stock options is committed to be granted to these three officers at an exercise price of $0.65 per share exercisable for two years from the date of grant. These options have not been granted.

  Power Air Corporation

  (formerly Fortune Partners, Inc.)

  (A Development Stage Company)

  Notes to the Consolidated Financial Statements

  (Expressed in US dollars)

  8.     Restatement

  In connection with the recapitalization, the Company paid $25,995 and issued 3,378,396 shares, with an aggregate value of $1,867,558, to settle disputed claims from the Chief Operating Officer and certain creditors. The Company has concluded that the settlement of this liability is a type I subsequent event as defined by the American Institute of Certified Public Accounts Auditing Standards, AU Section 560, Subsequent Events. As a result, the Company recorded this settlement as consulting fees and contributed capital in the period such services were provided, resulting in a restatement of the accompanying financial statements for the years ended June 30, 2005 and 2004.

 June 30, 2005
 As Previously Reported
$

 Adjustment
$

 June 30, 2005
 As Restated
$

Balance Sheet

Accounts payable

  -

  325,602

  325,602

 Due to related parties

2,173,045

1,567,951

3,740,996

 Deficit accumulated during the development stage

(2,211,865)

(1,893,553)

(4,105,418)

 Year Ended
 June 30, 2005
 As Originally Reported
$

 Adjustment
$

 Year Ended
 June 30,2005
 As Restated
$

Statement of Operations

General and administrative

  10,227

  373,767

  383,994

Interest

  -

  40,890

  40,890

Net loss for the year

(72,727)

(414,657)

(487,384)

  Per share information was not previously disclosed as PAT was a private company with one shareholder. Per share information has retroactively been disclosed for comparative purposes.

 June 30, 2004
 As Previously Reported
$

 Adjustment
$

 June 30, 2004
 As Restated
$

Balance Sheet

Accounts payable

  -

  302,690

  302,690

Due to related parties

  2,161,445

  1,176,206

  3,337,651

 Deficit accumulated during the development stage

(2,139,138)

(1,478,894)

(3,618,034)

 Year Ended
 June 30, 2004
 As Originally Reported
$

 Adjustment
$

 Year Ended
 June 30, 2004
 As Restated
$

Statement of Operations

General and administrative

  1,080

  428,803

  429,883

Interest

  -

  34,962

  34,692

Net loss for the year

(38,580)

(463,765)

(502,345)

  Per share information was not previously disclosed as PAT was a private company with one shareholder. Per share information has retroactively been disclosed for comparative purposes.

  Power Air Corporation

  (formerly Fortune Partners, Inc.)

  (A Development Stage Company)

  Notes to the Consolidated Financial Statements

  (Expressed in US dollars)

  9.     Segment Disclosures

  The Company operates as one operating segment which is in the business of developing, manufacturing and marketing fuel cell based commercial products. The exploration of mineral properties is inactive upon the recapitalization of PAT. The Chief Executive Officer is the Company's Chief Operating Decision Maker (CODM) as defined by SFAS 131, "Disclosure about Segments of an Enterprise and Related Information". The CODM allocates resources and assesses the performance of the Company based on the results of operations.

  10.   Income Taxes

  Potential benefits of United States Federal income tax losses are not recognized in the accounts until realization is more likely than not. The Company has combined net operating losses carried forward totalling $2,328,908 for tax purposes which expire starting in 2020. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  The components of the net deferred tax asset at September 30, 2005, and June 30, 2005 and 2004, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

 September 30, 2005
$

 June 30,    2005
$

 June 30,    2004
$

Net Operating Loss

2,328,908

2,215,011

2,053,115

Statutory Tax Rate

34%

34%

34%

Effective Tax Rate

-

-

-

Deferred Tax Asset

791,800

753,100

698,000

Valuation Allowance

(791,800)

(753,100)

(698,000)

  11.   Subsequent Events

  Subsequent to September 30, 2005, the Company:

  Received $161,850 of the subscriptions receivable at September 30, 2005 and received additional common stock subscriptions for 1,090,532 units at a price of $0.65 per unit for total additional proceeds of $708,846. These additional units were issued on November 30, 2005. Total units issued under this private placement were 3,167,986 and total proceeds received were $2,059,191. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from date of issuance. The Company also paid finder's fees of $205,919 associated with the common stock subscriptions of which $135,035 was recorded as accrued liability at September 30, 2005.

  Entered into a long-term office and warehouse premises lease in Livermore, California. The term is for 30 months expiring October 31, 2008. The monthly base rent is $6,066 and the estimated monthly operating charge is $3,000 per month.

  Entered into employment contracts with two officers of the Company. In total the annual commitment is $220,000 with a 90 day termination clause. The Company also entered into a services contract with the President and Chief Executive Officer having an annual commitment of $150,000 which is guaranteed for one year expiring September 30, 2006. In addition, pursuant to these three contracts, a total of 1,100,000 stock options is committed to be granted to these three officers at an exercise price of $0.65 per share exercisable for two years from the date of grant. These options have not been granted.

  __________

  SIGNATURES

  In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 POWER AIR CORPORATION

Per:

 /s/ "Stephen Williams"
___________________________
Stephen Williams, President  Chief Executive Officer,
Principal Executive Officer and a director
Date: January 12, 2006

  In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Per:

 /s/ "Stephen Williams"
___________________________
Stephen Williams, President  Chief Executive Officer,
Principal Executive Officer and a director
Date:  January 12, 2006

Per:

 /s/ "H. Dean Haley"
___________________________
H. Dean Haley, Executive Chairman,
Chief Operating Officer and a director
Date:  January 12, 2006

Per:

 /s/ "Paul D. Brock"
___________________________
Paul D. Brock
A director
Date: January 12, 2006

  __________

  Audit Fees